UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_______________________________

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Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
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GARTNER, INC.
(Name of Registrant as Specified in Its Charter)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
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April 15, 2026
Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., you are invited to attend our 2026 Annual Meeting of Stockholders to be held on Thursday, May 28, 2026, at 10 a.m. Eastern Time, via live audio webcast over the internet at www.virtualshareholdermeeting.com/IT2026. Stockholders or their legal proxy holders can participate, submit questions, and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/IT2026 and using a valid control number. As always, we encourage you to vote your shares prior to the Annual Meeting.
Details of the business to be conducted at the meeting are given in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow this letter. The 2025 Annual Report to Stockholders is also included with these materials.
We have mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2026 Proxy Statement and our 2025 Annual Report to Stockholders, and how to vote online on the three management Proposals put before you this year. The Notice also includes instructions on how to request a paper or email copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement and Annual Report, and proxy card or voting instruction card. Stockholders who previously either requested paper copies of the proxy materials or elected to receive the proxy materials electronically did not receive a Notice and will receive the proxy materials in the format requested.
In addition, by following the e-consent instructions in the proxy card, stockholders may go paperless in future solicitations and request proxy materials electronically by email on an ongoing basis.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to review the proxy materials and vote your shares, regardless of the number of shares you hold, as soon as possible. You may vote by proxy over the internet or by telephone using the instructions provided in the Notice. Alternatively, if you received paper copies of the proxy materials by mail, you can also vote by following the instructions on the proxy card or voting instruction card. Instructions regarding the three methods of voting are contained in the Notice, proxy card or voting instruction card.
If you have any questions about the meeting, please contact our Investor Relations Department at investor.relations@gartner.com.
Sincerely,
Eugene A. Hall
Chairman of the Board and Chief Executive Officer

2026 Proxy Statement

56 Top Gallant Road
Stamford, Connecticut 06902
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Location
Thursday, May 28, 2026	Attend the annual meeting online, including submitting questions and voting, at www.virtualshareholdermeeting.com/IT2026
10:00 a.m. Eastern Time

Matters To Be Voted On:	(1)	Election of thirteen (13) members of our Board of Directors named in this proxy statement;

	(2)	Approval, on an advisory basis, of the compensation of our named executive officers; and

	(3)	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2026 fiscal year.

Record Date:	April 2, 2026 – You are eligible to vote if you were a stockholder of record on this date.

Proxy Voting:
You may vote by internet, telephone or mail, regardless of whether you plan to participate in the Annual Meeting. As always, we recommend voting in advance. Please refer to the section entitled “Information Concerning Proxy Materials and the Voting of Proxies – How Can You Vote?” on page 63 of the Proxy Statement for a description of how to vote.

To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/IT2026. Online check-in will be available approximately 15 minutes before the meeting starts. Stockholders of record as of the close of business on April 2, 2026, the Record Date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions during the Annual Meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/IT2026, enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”), and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. For more information about how to attend the Annual Meeting online, please see “Information Concerning Proxy Materials and the Voting of Proxies – How Can I Participate in the 2026 Annual Stockholders’ Meeting?” on page 61 of the Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 28, 2026: We are making this Notice of Annual Meeting, this Proxy Statement and our 2025 Annual Report available on the Internet at www.proxyvote.com and mailing copies of these Proxy Materials to certain stockholders on or about April 15, 2026.
By Order of the Board of Directors,
Thomas Kim
Executive Vice President, Chief Legal Officer & Secretary
Stamford, Connecticut
April 15, 2026

2026 Proxy Statement

2026 Proxy Statement

56 Top Gallant Road
Stamford, Connecticut 06902
www.virtualshareholdermeeting.com/IT2026

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on May 28, 2026
GENERAL INFORMATION
The Annual Meeting and Proposals
The 2026 Annual Meeting of Stockholders of Gartner, Inc. will be held on Thursday, May 28, 2026, at 10:00 a.m. Eastern Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described in greater detail below. This Proxy Statement and form of proxy, together with our 2025 Annual Report to Stockholders, are being furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and any adjournment of the meeting and are first being made available to our stockholders on or around April 15, 2026. We will refer to our company in this Proxy Statement as “we”, “us”, the “Company” or “Gartner.” The three proposals to be considered and acted upon at the Annual Meeting, which are described in more detail in this Proxy Statement, are:

Proposals		Board Recommendation		Page
1	Election of each of the thirteen (13) nominees to our Board of Directors Named Herein	☑	FOR EACH NOMINEE	23
2	Approval, on an advisory basis, of the compensation of our named executive officers (“NEOs”)	☑	FOR	55
3	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2026 fiscal year	☑	FOR	56
Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement for action at the 2026 Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons designated by the Company as proxies may vote the shares of common stock (“Common Stock”) they represent in their discretion.
The 2026 Annual Meeting of Stockholders will be held in a virtual meeting format only, on the above date and time, via live audio webcast. Stockholders or their legal proxy holders can participate, submit questions, and vote at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/IT2026 and using a valid control number. For more information about how to attend the Annual Meeting online, please see “Information Concerning Proxy Materials and the Voting of Proxies – How Can I Participate in the 2026 Annual Stockholders’ Meeting?” on page 61 of the Proxy Statement. As always, we encourage you to vote your shares prior to the Annual Meeting.
* * *
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical or current facts, including statements regarding our plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2025 Annual Report on Form 10-K.
Forward-looking and other statements in this proxy statement regarding our corporate responsibility and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange Commission. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

2026 Proxy Statement	1

THE BOARD OF DIRECTORS
General Information About Our Board of Directors
The Board of Directors of Gartner, Inc. (the “Board”) currently has 13 directors who serve for annual terms. Mr. Eugene A. Hall, our CEO, serves as Chairman of the Board and Ms. Karen E. Dykstra serves as our Lead Independent Director, in accordance with our Board Principles and Practices.
Mr. Hall has an employment agreement with the Company that obligates the Company to include him on the slate of nominees to be elected to our Board during the term of the agreement. See Executive Compensation – Certain Employment Agreements with Executive Officers – Mr. Hall — Employment Agreement below. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected. None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption.
Each member of our Board has been nominated for election at the 2026 Annual Meeting. See Proposal One – Election of Directors on page 23. Set forth below are the name, age, principal occupation for the last five years, public company board experience, selected additional biographical information and period of service as a director of the Company of each director, as well as a summary of each director’s experience, qualifications and background.

Director Since: 2016 Age: 68 Board Committees •Audit Committee Other Public Directorships (past five years) •Automatic Data Processing, Inc. (since 2015)
Peter E. Bisson

Independent Director

Mr. Bisson brings to the Board more than 30 years of experience advising global technology companies. His expertise spans M&A, transformation programs design and execution, marketing and technology development. With deep knowledge of tech operations and long-term strategic planning, Mr. Bisson is well equipped to oversee Gartner’s strategic growth initiatives, particularly those driven by emerging technology capabilities and evolving client expectations.

Professional Skills & Experience Supporting Board Nomination

• As a senior advisor and a member of the Portfolio Committee at Brighton Park Capital (since 2019), a growth equity investment firm focused on software, healthcare and technology enabled services, Mr. Bisson brings extensive experience in strategic investing, identifying growth opportunities and advising on capital allocation strategies.

• Over his more than three decades with McKinsey & Company, where he most recently served as Director and Global Leader of the High-Tech Practice, Mr. Bisson guided multiple global public companies through development and execution of transformation strategies, with deep experience in IT infrastructure, operational efficiency initiatives, M&A, marketing, data architecture and enterprise technology strategies.

• Mr. Bisson oversaw McKinsey’s business development while serving as Chair of the firm’s knowledge committee, identifying business priorities and thought leadership opportunities, and guiding investment, marketing and communication strategies. Mr. Bisson also served as a member of the firm’s Shareholders Committee and leader of the firm’s strategy and telecommunications practices.

Mr. Bisson brings to the Board more than 30 years of experience advising global technology companies. His expertise spans M&A, transformation programs design and execution, marketing and technology development. With deep knowledge of tech operations and long-term strategic planning, Mr. Bisson is well equipped to oversee Gartner’s strategic growth initiatives, particularly those driven by emerging technology capabilities and evolving client expectations.

Professional Skills & Experience Supporting Board Nomination

• As a senior advisor and a member of the Portfolio Committee at Brighton Park Capital (since 2019), a growth equity investment firm focused on software, healthcare and technology enabled services, Mr. Bisson brings extensive experience in strategic investing, identifying growth opportunities and advising on capital allocation strategies.

• Over his more than three decades with McKinsey & Company, where he most recently served as Director and Global Leader of the High-Tech Practice, Mr. Bisson guided multiple global public companies through development and execution of transformation strategies, with deep experience in IT infrastructure, operational efficiency initiatives, M&A, marketing, data architecture and enterprise technology strategies.

• Mr. Bisson oversaw McKinsey’s business development while serving as Chair of the firm’s knowledge committee, identifying business priorities and thought leadership opportunities, and guiding investment, marketing and communication strategies. Mr. Bisson also served as a member of the firm’s Shareholders Committee and leader of the firm’s strategy and telecommunications practices.

2026 Proxy Statement	2

The Board of Directors

Director Since: 2026 Age: 67 Board Committees •Audit Committee Other Public Directorships (past five years) •Omnicell, Inc. (since 2021) •Corebridge Financial, Inc. (since 2024) •Azenta, Inc. (2024-2025)	Edward P. Bousa Independent Director

Mr. Bousa brings to the Board more than three decades of experience in senior leadership roles in the mutual fund industry as an investment professional. His experience spans financial analysis, risk management and business and capital strategy. With his extensive background and experience of working with financial institutions through the capital markets, Mr. Bousa is well positioned to support the oversight of the Company’s financial performance and long-term strategic planning.

Mr. Bousa has significant financial and accounting experience and qualifies as an Audit Committee financial expert.

Professional Skills & Experience Supporting Board Nomination

• Mr. Bousa was most recently Partner and Team Leader of Quality Value Equity Investment Strategies at Wellington Management Company LLC, a leading global investment management firm, from 2005 until his retirement in June 2020, after initially joining the firm in 2000. In this role, he led a global investment team as the team’s equity assets under management grew from $20 billion in 2003 to $90 billion prior to his retirement.

• Earlier in his career, Mr. Bousa served as a vice president and portfolio manager at Putnam Investments, LLC from 1992 to 2000, and as an equity research analyst and portfolio manager at Fidelity Investments, Inc. from 1983 to 1992. Mr. Bousa began his career as a commodity merchant at Louis Dreyfus Corporation from 1980 to 1982.

• Mr. Bousa has served as a director of Omnicell, Inc., a leading provider of an integrated suite of clinical infrastructure and workflow automation since July 2021. He has also served as a director of Corebridge Financial, Inc., one of the largest providers of retirement solutions and insurance products in the United States since August 2024. Mr. Bousa previously served as a director of Azenta, Inc., a leading global provider of biological and chemical compound sample exploration and management solutions for the life sciences industry, from January 2024 until January 2025.

2026 Proxy Statement	3

The Board of Directors

Director Since: 2006 Age: 68 Board Committees •Audit Committee Other Public Directorships (past five years) •iHeartMedia, Inc. (since 2007)	Richard J. Bressler Independent Director

Mr. Bressler contributes to the Board with over three decades of leadership experience overseeing strategic, financial, business development and technology functions at large U.S. public companies. His senior financial leadership roles bring profound financial, accounting, capital markets and professional expertise to the Board and its Audit Committee. Mr. Bressler qualifies as an Audit Committee Financial Expert, due to his extensive financial and operational roles at large U.S. public companies.

Professional Skills & Experience Supporting Board Nomination

• Mr. Bressler is President, Chief Operating Officer of iHeartMedia, Inc., and CEO, Multiplatform Group, a mass media company.[1] He previously served as Chief Financial Officer until January 2026. Among other things, he oversaw strategic M&A, including iHeartMedia’s recent acquisitions of Triton Digital and Voxnest, which bolstered the company’s digital capabilities.

• Prior to joining iHeartMedia, Inc., he served as Managing Director at Thomas H. Lee Partners. Mr. Bressler is a former director of The Nielsen Company B.V. and Warner Music Group Corp.

• Mr. Bressler has held multiple Chief Financial Officer roles, including at Clear Channel Outdoor Holdings, Inc., Viacom Inc., and Time Warner Inc. and was previously a partner at the accounting firm Ernst & Young, where he built a strong foundation in financial reporting, compliance, strategic planning and corporate governance.

  [1]iHeartMedia, Inc. filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in March 2018 and emerged from bankruptcy in May 2019.

Director Since: 2012 Age: 78 Board Committees •Compensation Committee Other Public Directorships (past five years) •None	Raul E. Cesan Independent Director

Mr. Cesan is an experienced executive with over 30 years of experience in operations, business development, and finance. His background in strategic planning and managing businesses on a global scale contributes to his expertise in navigating regulatory and geopolitical shifts and providing important insights into Gartner’s international business operations. Mr. Cesan also contributes to the Board with valuable governance oversight developed through his extensive public board experience.

Professional Skills & Experience Supporting Board Nomination

• As President and Chief Operating Officer of Schering-Plough Corporation, where he spent 25 years, Mr. Cesan gained significant experience managing global operations during a period of significant growth.

• Through his executive leadership positions, he has established a strong track record overseeing R&D and global market strategy across regions such as Latin America, Europe, the Middle East, Asia, Australia and Africa, and expanding client relations and service offerings to support the company’s global expansion.

• Mr. Cesan acquired extensive governance and strategic oversight expertise through his public board service at First Health Group Corp. and The New York Times Company, and as Founder and Managing Director of Commercial Worldwide LLC (since 2001).

2026 Proxy Statement	4

The Board of Directors

Director Since: 2023

Age: 67

Board Committees

•Governance/Nominating Committee

Other Public Directorships
(past five years)

•Atlassian Corporation
(since 2025)

•Arm Holding PLC
(since 2022)

•VMware, Inc.
(2016-2023)
Karen Dykstra Lead Independent Director

Ms. Dykstra brings to the Board insights into emerging market trends, risk oversight, financial strategy and technology-driven corporate transformation initiatives from over three decades of serving in operational and financial leadership roles with global services and technology companies. Her success in scaling large enterprises through strategic acquisitions, investment strategies and adoption of new business models enable her to advise companies on positioning their brands to capitalize on technological shifts while delivering sustained growth.

Ms. Dykstra previously served on Gartner’s Board from 2007 to June 2023. She resigned in June 2023 to focus on her role as Chief Financial Officer and Executive Vice President of VMware, a position she held until November 2023 (following the closing of Broadcom Inc.’s acquisition of VMware), rejoining Gartner’s Board in December 2023.

Professional Skills & Experience Supporting Board Nomination

• As the Chief Financial Officer of VMware, a cloud computing and virtualization technology company, Ms. Dykstra played a key role in guiding the cloud computing solutions provider through its pre-acquisition transition period, culminating in the successful completion of its $61 billion sale to Broadcom, Inc., demonstrating exceptional expertise in navigating complex, multi-jurisdictional transaction approvals and regulatory challenges.

• During her tenure as Chief Financial Officer and Chief Administrative Officer at AOL, Ms. Dykstra led strategic acquisition initiatives that helped transform the company into a diversified digital media company, and played a key role in positioning AOL for its $4.4 billion acquisition by Verizon and enabling Verizon’s expansion into online media and advertising.

• Before joining AOL, Ms. Dykstra served as a partner of Plainfield Asset Management LLC. Prior to that, she spent 25 years at Automatic Data Processing, Inc. in financial leadership positions, eventually serving as the company’s Chief Financial Officer. Ms. Dykstra also previously held directorships at AOL, Plainfield Asset Management LLC and Boston Properties.

2026 Proxy Statement	5

The Board of Directors

Director Since: 2021

Age: 63

Board Committees

•Governance/Nominating Committee (Chair)

Other Public Directorships
(past five years)

•Mattel, Inc.
(since 2020)

•Sally Beauty Holdings, Inc.
(since 2019)

•Invacare Corp.
(2018-2022)

•Frontier Communications Corporation
(2014-2021)
Diana S. Ferguson Independent Director

Ms. Ferguson is a seasoned executive who brings to the Board a proven track record of strategic planning and transaction execution. Having served as Chief Financial Officer across multiple industries, she brings an intrinsic understanding of driving operational improvements to enhance shareholder value. Ms. Ferguson’s strong financial background equips her with the experience needed to oversee Gartner’s market and customer expansion strategy.

Professional Skills & Experience Supporting Board Nomination

• Throughout her senior leadership roles with investment firms, including Scarlett Investments LLC, where she serves as Founder and Principal (since 2013), and as former Chief Financial Officer of Cleveland Avenue, a venture capital investment company, Ms. Ferguson has overseen and executed a wide range of financial transactions, including equity and debt financing, that support corporate growth projects and drive operational improvements.

• Ms. Ferguson previously served as Chief Financial Officer at the Folgers Coffee Company and at Merisant Worldwide, affording her a comprehensive understanding of in-depth financial planning, accounting and reporting.

• Ms. Ferguson leverages her experience to advise corporate boards on acquisitions and divestitures, in order to streamline operations and facilitate growth. In addition, her present and past service on several public boards gives her valuable knowledge and perspective into best practices and corporate strategy.

2026 Proxy Statement	6

The Board of Directors

Director Since: 1999 Age: 79 Board Committees •Compensation Committee •Governance/Nominating Committee Other Public Directorships (past five years) •Pitney Bowes (2005-2022)	Anne Sutherland Fuchs Independent Director

Ms. Fuchs brings extensive executive management, content and branding skills, along with a strong record of implementing transformational operational and marketing initiatives for Fortune 500 companies. She has successfully guided companies through market and industry changes by establishing customer-focused product development strategies, growing sales revenue and advancing digital solutions. Her deep understanding of Gartner’s operations and growth strategy adds significant value to the Board.

Professional Skills & Experience Supporting Board Nomination

• As Group President for Growth Brands Division and Digital Ventures at J.C. Penney Company, Ms. Fuchs led strategy and P&L for two digital retail sites, driving sales and revenue growth through digital innovation.

• During her tenure as Senior Vice President at Hearst Magazines, she played a key role in developing and executing growth strategies that were instrumental in doubling the group's profits. Ms. Fuchs oversaw six major global publications, supported by innovative marketing initiatives. She also held executive leadership roles at leading publishing companies, including Condé Nast, Hachette and CBS.

• Ms. Fuchs possesses strong business acumen, having served as a consultant to companies on digital initiatives and during her senior executive positions at LVMH Moët Hennessy Louis Vuitton and Phillips de Pury & Luxembourg. She also served as Chair of the Commission on Women’s Issues for New York City during the Bloomberg Administration.

Director Since: 1993 Age: 87 Board Committees •Governance/Nominating Committee Other Public Directorships (past five years) •Lenovo Group Limited (2006 – 2025) •QTS Realty Trust Inc (2013 – 2021)	William O. Grabe Independent Director

Mr. Grabe is a highly accomplished executive with a deep understanding of Gartner’s strategy and corporate culture, as well as expertise in sales, marketing, international operations and emerging technologies. His executive leadership roles and board experience at public companies enable him to contribute to the Board with his strategic guidance on transformation strategies, contributing to the Board’s oversight of the Company’s value creation strategy.

Professional Skills & Experience Supporting Board Nomination

• Mr. Grabe brings over 30 years of experience at International Business Machines Corporation (IBM), where he played a key role in driving global growth strategies while overseeing marketing initiatives for the company’s entire software services portfolio in the U.S. and globally. He was instrumental in the launch of the AS400 computer system and served as a founding board member of the Integrated Systems Solutions Corp (now IBM Global Services), contributing to a pivotal development in IBM’s systems integration service offerings to businesses and governments.

• Mr. Grabe has deep global leadership experience, having led the international expansion of General Atlantic LLC across markets including Europe, India and China during his tenure. He joined the firm in 1992 as a Managing Partner (and later served as an Advisory Director), where he was a founding member of its technology business.

• Mr. Grabe is currently a trustee of the Nature Conservancy in Florida and the NYU Entrepreneurial Institute. He is also a member of the Board of Grand Canyon Trust and the UCLA Anderson School of Management Board of Visitors. In addition to his more recent board roles, Mr. Grabe is a former director of Infotech Enterprises Limited, Compuware Corporation, and Patni Computer Systems Ltd. (now known as iGate Computer Systems Limited).

2026 Proxy Statement	7

The Board of Directors

Director Since: 2023 Age: 64 Board Committees •Audit Committee (Chair) Other Public Directorships (past five years) •Adient PLC (since 2019) •Denny’s Corp (2013 - 2026)	José M. Gutiérrez Independent Director

Mr. Gutiérrez brings extensive experience across a diverse range of industries at both the executive and board levels, with particular strength in the technology sector. His senior leadership roles at a leading telecommunications company have shaped his expertise in corporate strategy. Mr. Gutiérrez has led enterprise-wide transformational initiatives and leverages his technological expertise to contribute to the Board’s deliberations on strategic growth and innovation.

Mr. Gutiérrez has significant financial and accounting experience and qualifies as an Audit Committee financial expert.

Professional Skills & Experience Supporting Board Nomination

• Mr. Gutiérrez spent 25 years at AT&T Inc., where he held several senior executive positions including President and/or CEO of five business units ranging from $5B to $25B in revenue. Through these roles, he acquired extensive experience in financial strategy, P&L management, global operations and evolving business strategies to reflect evolving customer expectations.

• As CEO of AT&T Southwestern Bell, President of AT&T Global Enterprise and President of AT&T Wholesale Solutions, he led major infrastructure investments to support industry shifts and digital transformation, playing a key role in advancing AT&T’s $20 billion annual investment to expand its wireless network coverage to 300 million people and wireline network capabilities around the world.

• Mr. Gutiérrez has experience overseeing the execution of major corporate projects, identifying growth opportunities and ensuring the successful implementation of key strategic objectives, including as a director at Dr. Pepper Snapple Group during its $11 billion merger with JAB’s Keurig, and a director at Denny’s Corporation during its $620 million sale to TriArtisan Capital Advisors LLC, Treville Capital Group and Yadav Enterprises, Inc.

2026 Proxy Statement	8

The Board of Directors

Director Since: 2004 Age: 69 Board Committees •None Other Public Directorships (past five years) •None	Eugene A. Hall Chairman of the Board and Chief Executive Officer

Mr. Hall is a seasoned executive who has served as Gartner’s Chief Executive Officer since August 2004 and Chairman of the Board since July 2024. With a proven ability to oversee corporate growth strategy and shareholder value creation, Mr. Hall has played a critical role in transforming Gartner from an IT research firm to a global company that delivers actionable, objective business and technology insights. Mr. Hall’s operational and strategic insights into our business enable him to advise the Board on Gartner’s capital allocation, core competitive strengths, growth opportunities and innovation.

Professional Skills & Experience Supporting Board Nomination

• Mr. Hall provides a deep understanding of Gartner’s corporate culture and competitive market environment and a strong track record of delivering significant returns to shareholders. Under his leadership, Gartner has successfully completed the integration of more than 17 acquisitions and strengthened its market position and operational excellence.

• Mr. Hall has leveraged his deep industry experience to oversee the development and expansion of innovative tools and client solutions, which has supported Gartner’s long-term growth strategy.

• Mr. Hall brings proven insights into unlocking transformation growth opportunities amid major market shifts. Earlier in his career, when holding several leadership positions at McKinsey & Company, most recently as director, he advised clients across the electronics, telecommunications and financial services sectors on turnaround strategies. He later served as a senior executive at Automatic Data Processing, Inc., most recently as President of Employers Services Major Accounts Division, where he helped lead the integration of software innovation solutions.

2026 Proxy Statement	9

The Board of Directors

Director Since: 2010

Age: 71

Board Committees

•Compensation Committee

Other Public Directorships
(past five years)

•Coherent Corp
(f.k.a. II-VI Incorporated)
(since 2021)

•Norwegian Cruise Line Holdings Ltd.
(since 2026)
Stephen G. Pagliuca Independent Director

Mr. Pagliuca brings to the Board over three decades of senior leadership experience and deep expertise in corporate strategy and operations. He possesses extensive knowledge of Gartner’s business model evolution and the global information technology industry, along with his strong financial expertise. His background in investing and consulting enables him to provide valuable insights to the Board in evaluating and guiding long-term growth.

Professional Skills & Experience Supporting Board Nomination

• Mr. Pagliuca brings significant expertise in capital markets, currently serving as Senior Advisor (since 2023) and former Managing Director of Bain Capital Private Equity, LP, a global private equity firm, where he provided strategic guidance to portfolio companies across a broad range of industries. Mr. Pagliuca has played a critical role in Bain Capital’s development. Through serving as Co-Chairman and founding the Information Partners private equity fund, Mr. Pagliuca championed the efforts that led to Bain Capital’s position as a leading investment firm with over $75 billion in assets under management.

• Mr. Pagliuca is currently the principal owner and Co-Chairman of Atalanta, the Serie A football club based in Bergamasca, Italy, and former Co-Owner and Managing General Partner of the Boston Celtics.

• In addition to his public company directorships, he currently serves on the board of directors of Virgin Voyages. Mr. Pagliuca is also a former director of Kioxia Holdings Corporation, Burger King Holdings, Inc., HCA Healthcare, Inc., Quintiles Transnational Corporation, Warner Chilcott PLC, the Weather Company, and Axis Bank, Ltd. Mr. Pagliuca previously served on Gartner, Inc.’s Board from 1990 to 2009 but resigned to enter the U.S. Senate race for Massachusetts. He rejoined the Board in 2010.

Director Since: 2026 Age: 62 Board Committees •Governance/Nominating Committee Other Public Directorships (past five years) •Symbotic Inc. (since 2023)	Daniela L. Rus Independent Director

Professor Rus brings to the Board more than three decades of experience in senior academic and research roles in the fields of computer science, robotics, machine learning, and artificial intelligence. With her extensive research experience and industry-leading expertise in robotics, artificial intelligence and data science, Professor Rus is well-positioned to contribute to the Board’s deliberations on long-term strategic planning, particularly in the artificial intelligence space.

Professional Skills & Experience Supporting Board Nomination

• Professor Rus has served as a professor at the Massachusetts Institute of Technology (MIT) since 2004, where she currently holds several positions, including as the MIT Panasonic Professor of Electrical Engineering and Computer Science, since 2025, and as Director of the Computer Science and Artificial Intelligence Laboratory, since 2025. From 2019 to 2022, Professor Rus served as Deputy Dean of Research for the Schwarzman College of Computing at MIT.

• Earlier in her career, Professor Rus served as a professor in the Computer Science Department at Dartmouth College, from 1994 to 2004.

• Professor Rus is a MacArthur Fellow, as well as a member of National Academy of Engineering and the National Academy of Sciences. She has served as a director of Symbotic Inc., a public technology company offering robotics and software solutions for warehouse automation, since March 2023.

2026 Proxy Statement	10

The Board of Directors

Director Since: 2017

Age: 71

Board Committees

•Compensation Committee (Chair)

Other Public Directorships
(past five years)

•Capital One Financial Corp
(since 2020)

•Boxed, Inc.
(2021-2023)

•Seven Oaks Acquisition Corp
(2020-2021)

Eileen M. Serra Independent Director

Ms. Serra brings extensive operational and management experience, having held senior positions at leading global companies. She has a proven track record of scaling operations, driving strategic growth and leading high-impact marketing initiatives. Her ability to navigate complex market dynamics enables her to provide valuable guidance to our Board.

Professional Skills & Experience Supporting Board Nomination

• Before retiring in 2018, Ms. Serra was a Senior Advisor at JPMorgan Chase & Co., focusing on strategic growth initiatives across Chase Consumer and Community Banking. She also served as Chief Executive Officer of Chase Card Services, and prior thereto, held leadership roles on the Card Executive Leadership Team, with a focus on identifying strategic growth initiatives across Chase Consumer and Community Banking businesses.

• Before joining Chase Card Services, Ms. Serra was a Managing Director and Head of Private Client Banking Solutions at Merrill Lynch and worked at American Express, where she launched and operated the credit card and lending businesses within the Small Business Division and led Strategy and Business Development.

• Earlier in her career, Ms. Serra was a Partner at McKinsey & Company, where she advised clients across industries on strategic planning and business development, which equipped her with deep insights into leading large, complex initiatives to drive growth and transformation.

2026 Proxy Statement	11

The Board of Directors
Director Skills, Experience and Expertise
The matrix below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of Gartner’s directors because of their particular relevance to the Company’s business and structure. The following matrix does not encompass all the experience, qualifications, attributes or skills of our directors.

	Bisson	Bousa	Bressler	Cesan	Dykstra	Ferguson	Fuchs	Grabe	Gutiérrez	Hall	Pagliuca	Rus	Serra	Total
Industry Experience	✓		✓		✓					✓			✓	5
Technology	✓				✓			✓	✓	✓	✓	✓		7
Other Public Boards	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	12
International	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	12
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	12
Corporate Governance	✓					✓	✓	✓	✓					5
Accounting or Finance		✓	✓	✓	✓	✓			✓		✓			7
Capital Markets		✓	✓		✓	✓			✓		✓			6
Executive Compensation			✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	10
Strategic Planning/ Business Development/M&A	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	13
Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	12
Sales & Marketing	✓			✓			✓	✓	✓				✓	6
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	12
Cybersecurity			✓		✓	✓			✓	✓	✓	✓	✓	8
Majority Vote Standard
The Company has adopted a majority vote standard for the election of directors which provides that a nominee must receive more FOR votes than AGAINST votes for election as a director. Should a nominee fail to achieve this threshold, the nominee is expected to tender his or her resignation to the Board. The Governance/Nominating Committee (the “Governance Committee”) will consider the resignation letter and recommend to the Board the action to be taken with respect to the offered resignation, and the Board, in its discretion, will consider and act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.
Compensation of Directors
The Compensation Committee, in consultation with the Governance Committee, reviews all forms of independent director compensation on an annual basis and approves changes, when appropriate. The Compensation and Governance Committees are supported in this review by Exequity, LLP, the Compensation Committee’s independent compensation consultant. The review examines director compensation in relation to two comparator groups: the Peer Group and General Industry Group. The Peer Group includes the same companies used to benchmark executive pay (as discussed in further detail on page 32). The General Industry Group includes 100 companies; 50 companies larger and 50 companies smaller than Gartner, with median revenues similar to that of Gartner. The Peer Group serves as the primary comparison with the General Industry Group serving as an additional reference, recognizing the broader labor market for director talent. Regular review of director compensation is intended to help ensure that the director compensation program is reasonable and reflective of market practice. In October 2024, the Compensation Committee conducted a review of director compensation and determined no changes to director pay were necessary for 2025.

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The Board of Directors
Directors who are also employees receive no additional compensation for their services as directors. Non-management directors are reimbursed for their meeting attendance expenses and receive the following compensation for their service as directors. The table below sets forth director compensation for 2025:

Annual Director Retainer Fee:
$90,000 per director, and an additional $50,000 for our lead independent director, payable in arrears in four equal quarterly installments, on the first business day of each calendar quarter. These amounts are paid in fully vested common stock equivalents (“CSEs”) granted under the Company’s Long-Term Incentive Plan (the “LTIP”), except that a director may elect to receive up to 50% of this fee in cash. The CSEs convert into Common Stock on the date the director’s continuous status as a director terminates, unless the director elects accelerated release as provided in the LTIP. The number of CSEs awarded is determined by dividing the aggregate director fees owed for a quarter (other than any amount payable in cash) by the closing price of the Common Stock on the first business day following the close of that quarter.

Annual Committee Chair Fee:	$10,000 for the chair of our Governance Committee and $15,000 for the chairs of our Audit and Compensation Committees. Amounts are payable in the same manner as the Annual Director Retainer Fee.
Annual Committee Member Fee:
$7,500 for our Governance Committee members, $10,000 for our Compensation Committee members and $15,000 for our Audit Committee members. Committee chairs receive both a committee chair fee and a committee member fee. Amounts are payable in the same manner as the Annual Director Retainer Fee.

Annual Equity Grant:
$240,000 in value of restricted stock units (“RSUs”), awarded annually on the date of the Annual Meeting. The number of RSUs awarded is determined by dividing $240,000 by the closing price of the Common Stock on the grant date. The RSUs vest one year after grant subject to continued service as director through that date; release may be deferred beyond the vesting date at the director’s election in accordance with the LTIP.

In addition, our non-employee directors may participate in the Gartner Charity Match Program. Under this program, contributions to eligible non-profit organizations are matched by Gartner, up to a maximum of $20,000 per director per calendar year.
Director Compensation Table

This table sets forth compensation of our non-management directors on account of services rendered as a director in 2025. Mr. Hall receives no additional compensation for service as director or Chairman of the Board. In January 2025, the Board appointed Mr. Bisson to the Audit Committee and removed him from the Governance Committee. At the same time, the Board appointed Ms. Ferguson to the Governance Committee and removed her from the Audit Committee. In November 2025, the Board approved the rotation of the chairpersons of the Board Committees, appointing Mr. Gutiérrez, Ms. Serra, and Ms. Ferguson as the respective chairpersons of the Audit, Compensation, and Governance Committees. Their compensation for these roles was prorated accordingly. Mr. Bousa and Professor Rus were appointed to the Board in January 2026 and did not receive any compensation from Gartner in 2025.

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The Board of Directors

Name	Fees Earned Or Paid in Cash ($) (1)	Stock Awards ($) (2)	All-Other Compensation ($) (3)	Total ($) (4)
Peter E. Bisson	104,751	239,999	—	344,750
Richard J. Bressler	120,537	239,999	—	360,536
Raul E. Cesan	99,620	239,999	—	339,619
Karen E. Dykstra	147,482	239,999	17,500	404,981
Diana S. Ferguson	99,171	239,999	—	339,170
Anne Sutherland Fuchs	120,948	239,999	—	360,947
William O. Grabe	106,427	239,999	—	346,426
José M. Gutiérrez	106,626	239,999	15,456	362,081
Stephen G. Pagliuca	89,817	239,999	—	329,816
Eileen M. Serra	101,516	239,999	—	341,515
(1)Includes amounts earned in 2025 and paid in cash and/or CSEs on account of the Annual Director Retainer Fee, Annual Committee Chair Fee and/or Annual Committee Member Fee, described above. Does not include reimbursement for meeting attendance expenses.
(2)Represents the grant date value of an annual equity award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, consisting of 551 RSUs that vest on May 29, 2026, one year from the date of the 2025 Annual Meeting, subject to continued service through that date. The number of RSUs awarded was calculated by dividing $240,000 by the closing price of our Common Stock on May 29, 2025 ($435.57) (rounded down to the nearest whole number). The FASB ASC Topic 718 grant date value of each award reflected herein is calculated based on the closing price of our Common Stock on the applicable date of grant. In addition to these 551 unvested RSUs, at fiscal year end, the non-employee directors, other than Mr. Bousa and Professor Rus, held vested RSUs in the following amounts: Mr. Bisson, 9,986; Mr. Bressler, 13,261; Ms. Dykstra, 893; Ms. Ferguson, 1,448; Mr. Grabe, 4,340; and Ms. Serra, 6,500; and CSEs in the following amounts: Mr. Bisson, 3,687; Mr. Bressler, 21,193; Mr. Cesan, 1,063; Ms. Dykstra, 389; Ms. Ferguson, 81; Ms. Fuchs, 29,577; Mr. Grabe, 47,197; Mr. Gutiérrez, 226; Mr. Pagliuca, 1,668; and Ms. Serra, 2,961.
(3)Includes the aggregate value of all matching contributions made by us on behalf of the director for 2025 under our Gartner Charity Match Program for Ms. Dykstra and Mr. Gutiérrez.
(4)Any aggregate sum discrepancies are due to rounding.
Director Stock Ownership and Holding Period Guidelines
The Board believes directors should have a financial interest in the Company. Accordingly, each director is required to hold shares of Gartner common stock with a value of not less than five times the Annual Director Retainer Fee. Directors are required to achieve the guideline within three years of joining the Board. In the event a director has not satisfied the guideline within such three-year period, he/she will be required to hold 50% of net after-tax shares received from the Company either in the form of equity awards or released CSEs until the guideline is achieved. We permit directors to apply deferred and unvested equity awards towards satisfying these requirements. All our directors as of December 31, 2025 were in compliance with these guidelines on that date.

2026 Proxy Statement	14

CORPORATE GOVERNANCE
Gartner is committed to maintaining strong corporate governance practices.

Corporate Governance Highlights:
➣	Lead Independent Director with clearly defined and robust responsibilities
➣	Majority voting for directors
➣	Proxy access right for stockholders
➣	Annual election of directors
➣	Annual Board and Committee performance self-evaluation
➣	Executive sessions after Board and Committee meetings
➣	12 out of 13 directors are independent
➣	Fully independent Board Committees
➣	Overboarding policy for directors
➣	Annual director affirmation of compliance with Code of Conduct
➣	Annual director evaluation of CEO
➣	Annual review of director compensation by the Compensation Committee
➣	Independent compensation consultant
Board Principles and Practices
Our Board Principles and Practices are reviewed annually and revised in light of legal, regulatory or other developments, as well as emerging best practices, by our Governance Committee and Board. The Board Principles and Practices, which are posted on https://investor.gartner.com, describe the Board’s responsibilities, its role in strategic development and other matters, discussed below.
Director Independence
Our Board Principles and Practices require that our Board be comprised of a majority of directors who meet the criteria for independence from management set forth by the New York Stock Exchange (the “NYSE”) in its corporate governance listing standards.
Our committee charters likewise require that our standing Audit, Compensation and Governance Committees be comprised only of independent directors. Additionally, the Audit Committee members must be independent under Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee members must be independent under Rule 16b-3 promulgated under the Exchange Act as well as applicable NYSE corporate governance listing standards.
Utilizing all of these criteria, as well as all relevant facts and circumstances, the Board annually assesses the independence from management of all non-management directors and committee members by reviewing the commercial, financial, familial, employment and other relationships between each director and the Company, its auditors and other companies that do business with Gartner. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of insights or consulting services with entities affiliated with one of our directors, or their immediate family members. The Board considered these transactions in determining director independence and determined that such transactions did not impair any director’s independence.
After analysis and recommendation by the Governance Committee, the Board determined that:
•all non-management directors who served during the 2025 fiscal year (Peter Bisson, Richard Bressler, Raul Cesan, Karen Dykstra, Diana Ferguson, Anne Sutherland Fuchs, William Grabe, José Gutiérrez, Stephen Pagliuca, and Eileen Serra), and Edward P. Bousa and Daniela L. Rus, who were appointed to the Board in January 2026, are independent under the NYSE listing standards;

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Corporate Governance
•our Audit Committee members (Messrs. Gutiérrez, Bisson, Bousa and Bressler) are independent under the criteria set forth in Section 10A-3 of the Exchange Act; and
•our Compensation Committee members (Mses. Serra and Fuchs and Messrs. Cesan and Pagliuca) are independent under the criteria set forth in Exchange Act Rule 16b-3 as well as under applicable NYSE corporate governance listing standards.
Board Leadership Structure

Our Board Principles and Practices provide that the Board annually reviews its leadership structure and selects a Chairman of the Board. Maintaining this flexibility allows the Board to determine whether to separate or combine the CEO and the Chairman based upon the Company’s needs and circumstances from time to time. The Board maintains the ability to change its leadership structure at any time at its election. The Board believes that the present structure, which includes a Lead Independent Director with well-defined responsibilities and a combined CEO and Chairman role, provides the Company and the Board with strong leadership, critical institutional knowledge and appropriate independent oversight that serve the best interests of our stockholders.
Mr. Hall, who serves as our CEO and Chairman, has had many successful years leading Gartner as its CEO, providing him with a deep understanding of the Company's operations, strategic direction, and industry landscape. This company insight is crucial for aligning the Board's oversight with the Company's long-term goals and ensuring informed decision-making. The Board believes that Mr. Hall’s experience leading and growing the Company through various market conditions and his extensive institutional knowledge put him in the best position to provide broad leadership for the Board. Additionally, the Board believes that having Mr. Hall as the CEO and Chairman allows Gartner to convey its short-term and long-term strategy with a single voice to stockholders, customers, and other stakeholders.
Our Board Principles and Practices require if the Chairman of the Board is not independent, the independent directors appoint a Lead Independent Director. The Board believes that a Lead Independent Director strengthens the effectiveness of the independent directors, improves risk oversight, and provides a conduit for independent directors to openly present issues or concerns to the Board. Ms. Dykstra, our Lead Independent Director, has complex, global technology business leadership experience, public company expertise, and an extensive background in finance that the Board believes amplifies her role as Lead Independent Director.
The Board Principles and Practices provide clearly defined responsibilities of the Lead Independent Director to further strengthen the Board’s independent oversight, including:
•Being contactable directly by stockholders (see Stockholder Communications on page 65);
•Working with the Chairman and CEO, management and committee chairs to ensure meeting agendas cover appropriate topics and that schedules for Board and committee meetings permit sufficient time for discussion of all agenda items;
•Presiding over separate executive sessions of the independent directors following the executive sessions presided over by the Chairman;
•Preparing annual feedback to the CEO based on input from other directors; acting as the Board’s designee to negotiate any amendment or renewal of the CEO’s employment agreement (subject to the approval of the Compensation Committee or Board, as applicable);
•Calling special meetings of the Board as needed; and
•Chairing executive sessions and meetings of the Board or other Board responsibilities in the absence of the Chairman.
Risk Oversight
The Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within Gartner. Our Board, together with management, oversees risk at Gartner. The Board exercises its oversight both directly and through its committees. Each committee keeps the Board informed of its oversight efforts through regular reporting to the full Board by the committee chairpersons. The Company’s strategic direction proposed by management is reviewed and approved annually and more frequently as necessary by the Board.

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Corporate Governance
The Audit Committee provides general oversight of the performance of the Company’s internal audit function. The Audit Committee reviews the results of the internal audit annual risk assessment and the proposed internal audit plan. The Company’s internal audit function provides quarterly reports to the committee, including updates on ongoing internal audit activities, results of audits and any changes to the audit plan. Internal audit also meets with the Audit Committee in executive session on a quarterly basis.
The Chief Legal Officer, who serves as Chief Compliance Officer, also provides reports to the Audit Committee on a quarterly basis concerning the effectiveness and status of the Company’s legal and ethical compliance program and initiatives, helpline activities and litigation matters.
The Company maintains internal controls and procedures over financial reporting, as well as enterprise wide internal controls, which are updated and tested annually by management and our independent registered public accounting firm. Our independent registered public accounting firm also attends Audit Committee meetings, and the Audit Committee meets with them in executive session quarterly.
Data Privacy and Cybersecurity Risk Oversight
The Audit Committee has the primary responsibility of assisting our Board of Directors in overseeing risk related to cybersecurity matters. The Board and/or the Audit Committee receive quarterly cybersecurity-related reports from our Chief Information Officer (“CIO”), which may address a wide range of topics, such as: cybersecurity strategy, the threat environment, the status of ongoing information security program initiatives, and information security program metrics. Additionally, we have documented protocols by which certain cybersecurity incidents that meet established reporting thresholds are escalated within the Company and, where appropriate, reported to the Board and/or the Audit Committee.
Human Capital Management Oversight
The Compensation Committee oversees human capital management. The Compensation Committee reviews the Company’s strategies, initiatives and programs related to human capital management, including with respect to matters such as talent recruitment, development and retention, workplace environment and culture, and inclusion.
Corporate Responsibility Oversight
The Governance Committee is responsible for overseeing and periodically reviewing the Company’s corporate responsibility priorities and initiatives, taking into consideration the impact on internal and external stakeholders. The Governance Committee and/or Board receives quarterly updates on Gartner’s approach and progress on corporate responsibility matters. The Company’s Corporate Responsibility Executive Council, consisting of the Chief Financial Officer, Chief Human Resources Officer, Chief Information Officer, Chief Legal Officer, Head of Conferences and other selected leaders, meets on a quarterly basis to discuss corporate responsibility-related topics. Additionally, the Environmental Sustainability Steering Committee, consisting of leaders from Business and Technology Insights, Conferences, Corporate Communications, Corporate Responsibility, Finance, HR, IT, Legal, Real Estate and Source to Contract (procurement) teams, creates advances and oversees the environmental sustainability strategy at Gartner.
Risk Assessment of Compensation Policies and Practices
Management conducts an annual risk assessment of the Company’s compensation policies and practices, including all executive, non-executive and business unit compensation policies and practices, as well as the variable compensation policies applicable to our global sales force. The results of this assessment are reported to the Compensation Committee. For 2025, management concluded, and the Compensation Committee agreed, that no Company compensation policies and practices created risks that were reasonably likely to have a material adverse effect on the Company.
Management Succession Planning
Succession planning is one of the Board’s most critical functions — to develop leaders who will successfully build the Company’s business. The Board and the Governance Committee regularly review and discuss management development and succession plans for the Chief Executive Officer and his direct reports to support the Company’s long-term growth. This review includes an assessment of senior executives and their potential as successor to the Chief Executive Officer or his direct reports.

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Corporate Governance
Stockholder Engagement
We value feedback from our stockholders and are committed to engaging in active dialogue throughout the year. During 2025, management and our investor relations team spent a significant amount of time meeting with and speaking to our stockholders. In addition to regular quarterly discussions with investors following earnings updates, we attend conferences and non-deal roadshows to provide additional opportunities for stockholders to engage with the Company. We welcome feedback from our stockholders as we strive to maintain the best governance, compensation and oversight practices.
Corporate Responsibility and Sustainability
Our corporate responsibility goal is to contribute to a more sustainable world so that all stakeholders, including associates, clients, stockholders and communities, thrive today and in the future. We continue to evolve our corporate responsibility and sustainability activities to support our business strategy for long-term success.
For information about our corporate responsibility strategies, programs and initiatives, please review our Corporate Responsibility Report located on our website at www.gartner.com, under the “Corporate Responsibility” link in the “About” tab.
Board and Committee Meetings and Annual Meeting Attendance
Our Board held five meetings in 2025. During 2025, all our directors attended at least 75% of the Board and committee meetings held during the periods in which such director served as a director and/or committee member. At each regular quarterly Board and committee meeting, time is set aside for the non-management directors to meet in executive session without management present. Ms. Karen E. Dykstra, Lead Independent Director of the Board, presides over these executive sessions at the Board meetings, and each committee chairperson presides over the executive sessions at their respective committee meetings. Directors are not required, but are invited, to attend the Annual Meeting of Stockholders. In 2025, Mr. Hall and other executive officers of the Company attended the 2025 Annual Meeting of Stockholders.
Committees Generally and Charters
As noted above, our Board has three standing committees: Audit, Compensation and Governance, and all committee members have been determined by our Board to be independent under applicable standards. Our Board has approved a written charter for each standing committee, which is reviewed annually and revised as appropriate. In November 2025, we rotated the chairs of our Board Committees. The table below provides information for each Board Committee:

Name	Audit	Compensation	Governance
Peter E. Bisson (1)	✓
Edward P. Bousa (2)	✓
Richard J. Bressler (3)	✓
Raul E. Cesan		✓
Karen E. Dykstra			✓
Diana S. Ferguson (4)(5)			✓ (Chair)
Anne Sutherland Fuchs (6)		✓	✓
William O. Grabe (5)			✓
José M. Gutiérrez (3)	✓ (Chair)
Stephen G. Pagliuca (7)		✓
Daniela L. Rus (8)			✓
Eileen M. Serra (6)		✓ (Chair)
Meetings Held in 2025:	5	5	5
(1) Mr. Bisson stepped down from the Governance Committee and was appointed to the Audit Committee on January 30, 2025.
(2) Mr. Bousa was appointed to the Audit Committee on January 29, 2026.

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Corporate Governance

(3) Mr. Bressler served as Chair of the Audit Committee until November 19, 2025, when Mr. Gutiérrez assumed the role.
(4) Ms. Ferguson stepped down from the Audit Committee and was appointed to the Governance Committee on January 30, 2025.
(5) Mr. Grabe served as Chair of the Governance Committee until November 19, 2025, when Ms. Ferguson assumed the role.
(6) Ms. Fuchs served as Chair of the Compensation Committee until November 19, 2025, when Ms. Serra assumed the role.
(7) Mr. Pagliuca was appointed to the Compensation Committee on January 29, 2026.
(8) Professor Rus was appointed to the Governance Committee on January 29, 2026.
Audit Committee

Our Audit Committee serves as an independent body to assist in Board oversight of:
✓	the integrity of the Company’s financial statements;
✓	the Company’s compliance with legal and regulatory requirements;
✓	the independent registered public accounting firm’s retention, qualifications and independence; and
✓	the Company’s Risk (including internal controls and cybersecurity risks), Compliance and Internal Audit functions.
Gartner has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board has determined that Messrs. Bressler, Bousa and Gutiérrez qualify as audit committee financial experts, as defined by the rules of the Securities and Exchange Commission (the “SEC”), and that all members have the requisite accounting or related financial management expertise and are financially literate as required by the NYSE corporate governance listing standards.
Additionally, the Audit Committee is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm, KPMG; approves the engagement letter describing the scope of the annual audit; approves fees for audit and non-audit services; provides an open avenue of communication among the independent registered public accounting firm, the risk and internal audit functions, management and the Board; resolves disagreements, if any, between management and the independent registered public accounting firm regarding financial reporting for the purpose of issuing an audit report in connection with our financial statements and our internal control over financial reporting; and prepares the Audit Committee Report required by the SEC and included in this Proxy Statement on page 57 below.
The independent registered public accounting firm reports directly to the Audit Committee. By meeting with the independent registered public accounting firm, the internal auditor, and operating and financial management personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, any changes thereto and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls. Additionally, the Audit Committee provides general oversight of the performance of the Company’s internal audit function. After each Audit Committee meeting, the Committee meets separately with the CFO, the Chief Compliance Officer, the internal auditor and the independent registered public accounting firm without management present.
The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and/or securities law matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or securities law matters. A toll-free phone number and web-submission form, in local language, managed by a third party are available for confidential and anonymous submission of concerns relating to accounting, auditing and illegal or unethical matters, as well as alleged violations of law, Gartner’s Code of Conduct or any other policies. All submissions to the helpline are reported to the Chief Compliance Officer (or designee) and the internal auditor. At each regular meeting, the Chief Legal Officer, as the Company’s Chief Compliance Officer, and his designees provide quarterly reports to the

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Corporate Governance
Audit Committee on helpline submissions and other ethics and compliance matters. The Audit Committee has the power and funding to retain independent counsel and other advisors as it deems necessary to carry out its duties.
Compensation Committee

Our Compensation Committee has responsibility for:
✓
approving, by direct action or through delegation to the CEO or subcommittees where appropriate, all equity awards, grants, and related actions under the provisions of our equity plan, and administering the plan;

✓
participating in the evaluation of CEO and other executive officer performance (with the input and oversight of the Governance Committee and any other independent directors as may be designated by the Governance Committee);

✓	approving the peer group used for executive compensation benchmarking purposes;
✓	evaluating the independence of all Compensation Committee advisers;
✓	overseeing administration of the Company’s compensation programs;
✓	approving the form and amount of director compensation in consultation with the Governance Committee; and
✓	reviewing the Company’s strategies, initiatives and programs related to human capital management.
The Compensation Committee reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement, recommended its inclusion herein (and in our 2025 Annual Report on Form 10-K) and approved the related report to stockholders as required by the SEC (see Compensation Committee Report on page 39 below).
Exequity, LLP (“Exequity”) was retained by the Compensation Committee to provide information, analyses and advice to the Committee during various stages of 2025 executive compensation planning. Exequity reports directly to the Compensation Committee chair. In the course of conducting its activities, Exequity attended meetings of the Compensation Committee and briefed the Committee on executive compensation trends generally.
The Compensation Committee has assessed the independence of Exequity and has concluded that Exequity is independent and that its retention presents no conflicts of interest either to the Committee or the Company.
Final decisions with respect to determining the amount or form of executive compensation under the Company’s executive compensation programs are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by its consultants. Please refer to the Compensation Discussion & Analysis beginning on page 27 for a more detailed discussion of the Compensation Committee’s activities with respect to executive compensation.
Compensation Committee Interlocks and Insider Participation. During 2025, no member of the Compensation Committee served as an officer or employee of the Company, was formerly an officer of the Company or had any relationship with the Company required to be disclosed under Transactions with Related Persons below. Additionally, during 2025, no executive officer of the Company: (i) served as a member of the compensation committee (or full board in the absence of such a committee) or as a director of another entity, one of whose executive officers served on our Compensation Committee; or (ii) served as a member of the compensation committee (or full board in the absence of such a committee) of another entity, one of whose executive officers served on our Board.

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Corporate Governance
Governance Committee

Our Governance Committee has responsibility for:
✓	recommending the size, composition and organization of our Board;
✓	assisting the Board in determining the independence of directors and committee members under applicable standards;
✓	reviewing our corporate governance policies, including our Board Principles and Practices;
✓	recommending the factors to be considered for the selection of directors;
✓	recommending committee assignments;
✓	assisting the Compensation Committee in determining the form and amount of director compensation;
✓	overseeing the periodic evaluation process regarding the performance of our CEO and other executive officers;
✓	assisting the CEO and the Board with matters relating to management succession; and
✓	overseeing the annual Board and Committee performance self-evaluations.
The Governance Committee is responsible for assessing the effectiveness of the Board by reviewing its size and composition. The Board evaluates its performance, effectiveness, composition, and appropriateness of the qualifications of existing directors, as part of the annual Board self-evaluation process. The annual self-evaluation is completed through a questionnaire process that is renewed annually to align with current regulations and best practices. The responses are collected by the Chief Legal Officer’s office and a summary of the results and comments are provided anonymously to the Governance Committee and full Board for review and consideration. This process promotes our commitment to continuous improvement and helps ensure our Board is effective.
Our self-evaluation process also aids in the Board’s succession planning by identifying any gaps in our leadership roles on the Board and its Committees. The Board values both continuity and fresh perspectives. The Company has added three new directors to the Board in the last three fiscal years, Mr. Edward P. Bousa, Professor Daniela L. Rus and Mr. José M. Gutiérrez. The Governance Committee has not specified minimum qualifications for candidates it recommends and will consider the qualifications, skills, expertise, qualities, personal backgrounds, availability and experience of all candidates that are presented for consideration. The Board seeks to have members who encompass a breadth of viewpoints, professional experience, personal backgrounds, perspectives and other individual qualities and attributes and who are best able to carry out the Board’s responsibilities. Candidates for Board nomination may be brought to the attention of the Governance Committee by current Board members, management, stockholders or other persons. In connection with the addition of Mr. Bousa and Professor Rus to the Board, we performed a rigorous search with the assistance of Spencer Stuart, a third-party search firm, and considered a robust and diverse list of candidates. Mr. Bousa and Professor Rus were among the candidates identified by Spencer Stuart. All potential new candidates are fully evaluated by the Governance Committee using the criteria described above, and then considered by the entire Board for nomination.
Director Candidates submitted by Stockholders: Stockholders wishing to recommend director candidates for consideration by the Governance Committee may do so by writing to the Chair of the Governance Committee, c/o Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212, and indicating the recommended candidate’s name, biographical data, professional experience and any other qualifications. In addition, stockholders wishing to propose candidates for election must follow our advance notice provisions. See Process for Submission of Stockholder Proposals for our 2027 Annual Meeting on page 65.
Code of Ethics and Code of Conduct
Gartner has adopted a CEO & CFO Code of Ethics which applies to our CEO, CFO, controller and other financial managers, and a Global Code of Conduct, which applies to all Gartner officers, directors and employees, wherever located. Annually, each officer, director and employee affirms compliance with the Global Code of Conduct. See Proxy and Voting Information—Available Information below. To the extent required under and in accordance with NYSE and SEC rules, we will disclose any waiver we grant to an executive officer or director under our Code of Ethics or Global Code of Conduct, or certain amendments to the Code of Ethics or Global Code of Conduct, on our website at investor.gartner.com, under the “Governance” link.

2026 Proxy Statement	21

Corporate Governance
Overboarding Policy
In accordance with our Board Principles and Practices, ordinarily, directors may not serve on the boards of more than four public companies, including our Board, and directors who are chief executive officers of public companies may not serve on the board of more than one other public company, in addition to our Board.
Insider Trading Policy; Prohibition Against Hedging and Pledging
We have an insider trading policy (the “Insider Trading Policy”), which governs the purchase, sale, and other dispositions of our securities by directors, officers and employees, and Gartner itself, and is designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. Our Insider Trading Policy also prohibits all directors, executive officers and other employees from engaging in any short selling, hedging and/or pledging transactions with respect to Company securities. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our 2025 Annual Report on Form 10-K.
Forum Selection Bylaws
In October 2025, Gartner amended its bylaws to:
•provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware, the Company’s state of incorporation, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any current or former director, officer, stockholder, employee or agent of the Company arising out of or relating to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Company or any current or former director, officer, stockholder, employee or agent of the Company governed by the internal affairs doctrine of the State of Delaware (or if the Court of Chancery in the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware) (“Delaware Forum Provision”); and
•provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 (the “Securities Act”), as amended, against any person in connection with any offering of the Company’s securities (“Federal Forum Provision”).
We believe that the Delaware Forum Provision and the Federal Forum Provision are in the best interests of the Company. We believe the Delaware Forum Provision may provide potential cost savings by eliminating duplicative litigation in more than one forum and will eliminate risks of unpredictable or incorrect outcomes from courts that are unfamiliar with Delaware law, or even unfamiliar with corporate law generally. Further, we believe that the Federal Forum Provision will reduce the risk that we could be involved in duplicative litigation in both state and federal courts, as well as the risk that the outcome of cases in multiple forums could be inconsistent.
The Federal Forum Provision does not specify any particular U.S. federal district court as the exclusive forum for claims under the Securities Act, so a plaintiff could select, on the basis of convenience or for other reasons, the U.S. federal district courts in any state as the forum for any such claim.
The Delaware Forum Provision and the Federal Forum Provision give the Company the flexibility to consent to an alternative forum when we deem it appropriate. In addition, we did not adopt the Delaware Forum Provision or the Federal Forum Provision in anticipation of any specific litigation confronting the Company; rather, the Delaware Forum Provision and the Federal Forum Provision were adopted on a prospective basis to help mitigate potential future harm to the Company and its shareholders.

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PROPOSAL ONE:
ELECTION OF DIRECTORS
Nominees for Election to the Board of Directors
Our Board, acting on recommendation of the Governance Committee, is responsible for presenting for stockholder consideration each year a group of nominees that, taken together, has the experience, qualifications, attributes and skills appropriate and necessary to carry out the duties and responsibilities of, and to function effectively as, the board of directors of Gartner. The Governance Committee regularly reviews the composition of the Board in light of the needs of the Company, its assessment of board and committee performance, and the input of stockholders and other key stakeholders. The Governance Committee looks for certain common characteristics in all nominees, including integrity, strong professional experience and reputation, a record of achievement, constructive and collegial personal attributes and the ability and commitment to devote sufficient time and effort to board service. In addition, the Governance Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills that will enable the Board as a whole to effectively manage the array of issues it will confront in furtherance of its duties. These individual qualities can include matters such as experience in the technology industry; experience managing and operating large public companies; international operating experience; financial, accounting, executive compensation and capital markets expertise; and leadership skills and experience.
All of the nominees listed below are incumbent directors who have been nominated by the Governance Committee and Board for election and have agreed to serve another term. For additional information about the nominees and their qualifications, please see General Information about our Board of Directors on page 2. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies may be voted for a nominee designated by the present Board to fill the vacancy or the Board may reduce the size of the Board. Each person elected as a director will continue to be a director until the 2027 Annual Meeting of Stockholders and until his or her successor has been duly qualified and elected.

Peter E. Bisson	William O. Grabe
Edward P. Bousa	José M. Gutiérrez
Richard J. Bressler	Eugene A. Hall
Raul E. Cesan	Stephen G. Pagliuca
Karen E. Dykstra	Daniela L. Rus
Diana S. Ferguson	Eileen M. Serra
Anne Sutherland Fuchs

VOTE RECOMMENDATION OF OUR BOARD: FOR	Our Board unanimously recommends that you vote FOR the election of each of the thirteen nominees to our Board of Directors.

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EXECUTIVE OFFICERS
General Information About Our Current Executive Officers

Eugene A. Hall AGE: 69

Chief Executive Officer & Chairman of the Board. Mr. Hall is a seasoned executive who has served as Gartner’s Chief Executive Officer and a director since August 2004 and Chairman of the Board since July 2024. Prior to joining Gartner as Chief Executive Officer, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employer Services Major Accounts Division, where he helped lead the integration of software innovation solutions. Prior to joining ADP in 1998, Mr. Hall spent 16 years at consulting firm McKinsey & Company, most recently as director, advising clients across the electronics, telecommunications and financial services sectors on turnaround strategies.

Yvonne Genovese AGE: 64

Executive Vice President, Business and Technology Insights since February 2025. Previously, Ms. Genovese served as Executive Vice President, Global Product Management from November 2020 to February 2025 and prior to that role, she was Senior Vice President, Research & Advisory, leading the Marketing & Communications practice. During her 26-year tenure at Gartner, Ms. Genovese has also led teams within Gartner’s Technology and Service Provider and CIO practices. Prior to joining Gartner, Ms. Genovese served as the Chief Marketing Officer at Mapics, Inc., a global software company, and Worldwide Vice President Marketing for Marcam, Inc., an enterprise resource planning software company. She began her career at IBM and held various positions there over her 12-year tenure.

Scott C. Hensel AGE: 53

Executive Vice President, Global Services & Delivery since November 2020. Mr. Hensel joined Gartner in 2017 to serve as Executive Vice President, Consulting. Prior to joining Gartner, he held the role of President, Terex Services, Parts and Customer Solutions at Terex Corporation, a global manufacturer of lifting and material processing products and services. Previously, he spent 14 years at McKinsey & Company where he was a partner assisting clients in the IT and advanced industries sectors.

Claire Herkes AGE: 51

Executive Vice President, Conferences since July 2020. Ms. Herkes joined Gartner in 2005, where she held various roles of increasing leadership responsibility within our Conferences business, including Conferences product management, operations, production and developing emerging markets, most recently as Senior Vice President, Conference Production. Prior to joining Gartner, Ms. Herkes held the position of Senior Account Director at George P. Johnson, an event and experience marketing agency. Ms. Herkes began her career in conferences at The Yankee Group, an independent technology research and consulting firm.

Akhil Jain AGE: 48

Executive Vice President, Consulting since January 2021. Prior to joining Gartner, Mr. Jain was Senior Vice President at State Street Corporation, a global financial holding company. He held multiple leadership roles from 2015 to 2021, with responsibility for strategy, growth and technology and operational improvement programs. Previously, Mr. Jain spent 10 years at McKinsey & Company, where he was a partner in their Chicago and Dubai offices.

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Executive Officers

Thomas S. Kim AGE: 55

Executive Vice President, Chief Legal Officer & Secretary since April 2023. Before joining Gartner, Mr. Kim served as the Chief Legal Officer and Company Secretary of Thomson Reuters Corp., a leading provider of business information services, from August 2019 to April 2023. Prior to that role, he held several leadership roles at Thomson Reuters during his 15-year tenure, including General Manager, Global Separation Execution, Managing Director, China, and Chief Compliance Officer and General Counsel, Global Growth and Operations. Mr. Kim joined Reuters Group Plc, a predecessor company of Thomson Reuters, in 1999. He began his career practicing law at Baker & McKenzie and Hancock, Rothert & Bunshoft (now Duane Morris) in San Francisco.

Robin Kranich AGE: 55

Executive Vice President, Chief Human Resources Officer since May 2008. During her more than 31 years at Gartner, Ms. Kranich has served as Senior Vice President, End User Programs; Senior Vice President, Research Operations and Business Development; Senior Vice President and General Manager of Gartner Executive Programs; Vice President and Chief of Staff to Gartner’s president; and various sales and sales management roles. Prior to joining Gartner, she was part of the Technology Advancement Group at Marriott International, a multinational hospitality company.

John J. Rinello AGE: 57

Executive Vice President, Global Business Sales (GBS) since January 2025. During his approximately 21 years at Gartner, Mr. Rinello has held positions of increasing seniority in Sales, Services, Conferences and Research. Immediately prior to his current role, Mr. Rinello was Senior Vice President leading Global Strategy and Operations for our Business and Technology Insights business from 2023 to January 2025 and Senior Vice President, Sales, leading sales teams for our Finance, Audit & Risk, Legal, and other GBS products from 2021 to 2023. Prior to joining Gartner, Mr. Rinello held roles at Sanford C. Bernstein, a private securities firm, The SAS Institute, a software company, and PricewaterhouseCoopers LLP (PwC), an accounting firm.

Altaf Rupani AGE: 52

Executive Vice President, Chief Information Officer since October 2023. Prior to joining Gartner, Mr. Rupani was Senior Vice President, Head of Digital and Emerging Technologies and Guardian India for Guardian Life, a mutual life insurance company, from 2019 to 2023. Mr. Rupani also previously held senior-level positions at NBCUniversal Media, LLC, a media and entertainment company, from 2013 to 2019. Mr. Rupani held various positions at Dow Jones & Company, news and financial information media company, from 2002 to 2013.

Craig W. Safian AGE: 57

Executive Vice President, Chief Financial Officer since June 2014. In his more than 23 years at Gartner, he has served as Group Vice President, Global Finance and Strategy & Business Development, Group Vice President, Strategy and Managing Vice President, Financial Planning and Analysis. Prior to joining Gartner, he held finance positions at Headstrong (now part of Genpact) and Bristol-Myers Squibb and was an accountant for Friedman, LLP where he achieved CPA licensure.

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Executive Officers

Dick van Ham AGE: 58

Executive Vice President, Global Technology Sales (GTS) since January 2025. Mr. van Ham has been with Gartner for more than 27 years and has held sales leadership roles across both GTS and GBS. Immediately prior to his current role, Mr. van Ham served as Senior Vice President, Sales leading GBS Sales EMEA & APAC from April 2024 to January 2025, was Global Vice President, Sales from January 2021 to April 2024, and Managing Vice President Sales from July 2011 to January 2021. Throughout his tenure at Gartner, he has demonstrated outstanding leadership, sustained success in Sales, commitment to our best practices, and a deep understanding of our clients.

William James Wartinbee AGE: 52

Executive Vice President, Global Sales & Services Operations (GSSO) since December 2022. Mr. Wartinbee has been the head of GSSO since December of 2020, leading the effort to improve seller productivity through process design, territory planning, technology, training and analytics. Prior to this role, Mr. Wartinbee was Senior Vice President, Global Talent Acquisition and Workforce Planning from January 2020 to December 2020 and Senior Vice President, Global Talent Acquisition from September 2015 to January 2020. He joined Gartner in 2011 to build our People Analytics function within HR, eventually taking on global leadership for Talent Acquisition and Workforce Planning. Prior to Gartner, he was a management consultant, specializing in sales strategy and execution at both McKinsey & Company and ZS Associates, a management consulting and technology firm.

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COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion & Analysis, or “CD&A”, describes and explains the Company’s compensation philosophy and executive compensation program, as well as compensation awarded to and earned by, the following persons who were Named Executive Officers (“NEOs”) in 2025:

Name	Position
Eugene A. Hall	Chairman of the Board & Chief Executive Officer
Craig W. Safian	Executive Vice President & Chief Financial Officer
Scott Hensel	Executive Vice President, Global Services & Delivery
Thomas Kim	Executive Vice President, Chief Legal Officer & Secretary
Robin Kranich	Executive Vice President & Chief Human Resources Officer

The CD&A is organized into three sections:
•The Executive Summary (beginning on page 27), highlights the resilient year we had in 2025 despite a range of external market forces, the importance of our Contract Value (also referred to herein as “CV”) metric, our pay-for-performance approach, and our compensation practices, all of which we believe are relevant to stockholders as they consider their votes on Proposal Two (advisory vote on executive compensation, or “Say on Pay”)
•The Compensation Setting Process for 2025 (beginning on page 30)
•Other Compensation Policies and Information (beginning on page 37)
The CD&A is followed by the Compensation Tables and Narrative Disclosures, which report and describe the compensation and benefit amounts paid to our NEOs in 2025.
EXECUTIVE SUMMARY
2025 – Despite a Challenging Environment, Gartner is Well Positioned to Re-accelerate Contract Value Growth
2025 presented unique challenges due to a range of external market forces, including Department of Government Efficiency related initiatives that affected our U.S. federal clients, evolving trade policies, funding changes affecting our state and local government and education clients, and other country-specific factors in several geographies. These factors led to a deceleration of our Contract Value growth which caused a dislocation in our stock price compared to general market returns.

Nonetheless, in 2025, we acted with a high degree of financial agility to ensure that our ongoing cost structure can enable profitable growth in 2026 and beyond. In addition, we rolled out our innovative generative AI (GenAI) tool, called AskGartner, to help clients effectively and efficiently access relevant Gartner research using natural language questions. This Q&A platform curates a response using active Gartner published content to quickly identify and summarize the right high-value insights across our vast library for our clients. We also repositioned and upgraded our Business and Technology Insights (“Insights”) organization. Key initiatives included improving the impact of our insights, increasing the breadth of our coverage, accelerating asset creation, and enhancing our user experience.
Moreover, we took several stockholder value-enhancing actions in the year, including repurchasing $2 billion of Gartner stock, and increasing leverage with a successful investment-grade bond offering to support additional share repurchase activity. We also performed a strategic review of our Digital Markets business, which led to the sale of that business in early 2026.
On the governance front, we rotated our Board committee chairs, and, in early 2026, we added two new directors who bring unique and valuable skills to our Board.

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Compensation Discussion & Analysis
In 2025, Business and Technology Insights (“Insights”) continued to be our largest and most profitable business segment. Insights revenue was up 4% year-over-year on a foreign exchange (“FX”) neutral basis. Contract Value, which is our most important business metric, grew 1% in 2025 on an FX neutral basis. Outside of the U.S. federal business, Contract Value grew approximately 4%. Contract Value of Global Technology Sales, or GTS, which serves executives and their teams within IT, was flat year-over-year, while Contract Value of Global Business Sales, or GBS, which services executives and their teams beyond IT, grew 3%. Outside of the U.S. federal business, Contract Value of GTS and GBS grew 4% and 6%, respectively.
Our Conferences business delivered a very strong performance in 2025, with an all-time high revenue of $644.7 million, which was an increase of 9% on an FX neutral basis compared to 2024.
For our Consulting business, which is an important extension of our IT Insights business, revenue decreased 2% in 2025 on an FX neutral basis.
Due to a combination of continued growth and focus on our operating expenses, we generated significant EBITDA1 and free cash flow2 in 2025.
Overall, 2025 presented a complex and challenging environment. We acted with a high degree of agility and innovated to position Gartner for long-term success. As we enter 2026, we continue to deliver exceptional value to our clients and we believe we are poised to re-accelerate our Contract Value growth.
Contract Value–A Unique Key Performance Metric for Gartner

Contract Value (CV) represents the dollar value attributable to all of our subscription-related contracts. It is calculated as the annualized value of contracts in effect at a specific point in time, without regard to the duration of the contract. CV primarily includes insights deliverables for which revenue is recognized on a ratable basis and other deliverables (primarily conferences tickets) included with subscription-based insights products for which revenue is recognized when the deliverable is utilized.

Unique to Gartner, CV is our single most important performance metric. It focuses our executives on driving short-term actions that result in long-term success for our business and stockholders. We believe that CV growth is our best, most informed and leading indicator of long-term Insights revenue growth.
Our Insights business comprised 78% of our overall revenue in 2025 (77% in 2024) and is also the business with highest contribution margin (77% for both 2025 and 2024). Further, the majority of our Insights contracts are multi-year agreements, and our Insights wallet retention is consistently high. As a result, CV is predictive of revenue highly likely to recur over a 3 – 5 year period, and a high CV growth rate translates to high, long-term revenue and profit growth. In addition, many of our clients pay us upfront when they purchase our insights subscription services, which contributes to strong cash flow. For all these reasons, the Board believes that CV growth, which translates to Insights revenue growth, is the most important driver of the Company’s profit growth.
1 In this Proxy Statement, EBITDA refers to adjusted EBITDA, which represents GAAP net income (loss) adjusted for: (i) interest expense, net; (ii) tax provision/benefit; (iii) gain on event insurance cancellation claims, as applicable; (iv) other expense/income, net; (v) stock-based compensation expense; (vi) depreciation, amortization, and accretion; (vii) goodwill impairment and other asset impairments, as applicable and (viii) workforce reduction expenses and certain other non-recurring items.
EBITDA, where presented as a performance target, excludes our U.S. federal public sector Insights business and is measured on an FX neutral basis.
2 Free cash flow represents cash provided by operating activities determined in accordance with GAAP less payments for capital expenditures.

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Compensation Discussion & Analysis
Key Attributes of our Executive Compensation Program – Pay for Performance
Our executive compensation plan design has been instrumental in attracting and motivating senior management to drive outstanding corporate performance. It is heavily weighted towards incentive compensation.

Key features of our compensation program are as follows:
✓	100% of executive incentive awards, including annual bonus and equity awards, are performance-based or require stock price appreciation for the NEO to realize any value.
✓	70% of executive equity awards, and 100% of executive bonus awards vest based on performance objectives established by the Compensation Committee.
✓	95% of the CEO’s target total compensation (87% in the case of other NEOs) is in the form of incentive compensation (bonus and equity awards).
✓	88% of our CEO’s target total compensation (74% in the case of other NEOs) is in the form of equity awards, with a focus on long-term performance.
✓
Equity awards vest over a longer than typical vesting schedule of 4 years, with awards subject to increases or decreases in value based upon stock price movement, reinforcing alignment with stockholders over the long-term.

Our Compensation Best Practices
We employ compensation practices that motivate our executives to achieve Gartner’s operating plans and execute our corporate strategy without taking undue risks. These practices, which are consistent with “best practices” trends, are summarized below:

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Compensation Discussion & Analysis

What we do
✓	Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant to review and advise on executive compensation matters.
✓	Risk Assessment. Annually assess the Company’s compensation policies to ensure that the features of our program do not encourage undue risk.
✓	At Will Executives. All executive officers are “at will” employees with only our CEO having an employment agreement.
✓	Performance-based Compensation. Significant portion of total compensation is performance-based, with robust performance goals.
✓	Cap on Incentive Awards. Incentive compensation awards are capped at two times target.
✓	Longer Vesting Compared to Industry. Equity awards vest at 25% per year over four years to encourage retention.
✓	Limited Perks. Benefits provided are generally consistent with other employees, with limited exceptions.
✓	Clawback Policy. Clawback policy applicable to executive cash bonus and performance-based restricted stock units, consistent with SEC and NYSE requirements.
✓	Stock Ownership Guidelines. Robust ownership guidelines for directors and executive officers.
✓	Holding Requirements. 50% of net after tax shares from all released equity awards are required to be held by a Director or executive officer until stock ownership guidelines are satisfied.

What we don’t do
𝔵
No Single-Trigger on Change in Control. Equity awards do not automatically vest on a Change in Control. Accelerated vesting is double-trigger, requiring both a change in control and qualifying termination.

𝔵	No Excise Tax Gross Ups. We do not provide any tax gross ups for severance or change in control benefits provided to our executives.
𝔵	No Hedging or Pledging. We prohibit our executives from hedging or pledging with respect to company securities.
𝔵	No Equity Awards Issued During Closed Trading Windows. Equity awards to directors and executives are granted on predetermined grant dates.
𝔵	No Repricing or Cash Buyouts. We prohibit the repricing of buyout of SARs without shareholder approval.
Effect of Stockholder Advisory Vote on Executive Compensation, or Say on Pay

2025 Say on Pay Approval = 93% of votes cast
The Board has resolved to present Say on Pay proposals to stockholders on an annual basis, respecting the sentiment of our stockholders. The Company and the Compensation Committee will consider the results of this year’s advisory Say on Pay proposal in future executive compensation planning activities. Over the past several years, stockholders have been consistent in their strong support of our executive compensation program. We also engage our stockholders from time to time to solicit their feedback on executive compensation and corporate governance matters. As such, no changes were made to the core structure of our compensation program as a result of the 2025 Say on Pay vote.
COMPENSATION SETTING PROCESS FOR 2025
This section explains the objectives of the Company’s compensation policies; what the compensation program is designed to reward; each element of compensation and why the Company chooses to pay each element; how the Company

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Compensation Discussion & Analysis
determines the amount (and, where applicable, the formula) for each element of pay; and how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.
The Objectives of the Company’s Compensation Policies

The objectives of our compensation policies are threefold:
➣	To attract, motivate and retain highly talented, creative and entrepreneurial individuals by paying market-based compensation.
➣
To motivate our executives to maximize Company performance through pay-for-performance compensation tied to the achievement of corporate performance targets that are aggressive, but also reflective of current, economic conditions.

➣	To ensure that our compensation structure and levels are reasonable and aligned with stockholder interests.
What the Compensation Program Is Designed to Reward

Our guiding philosophy is to provide a significant portion of executive compensation in performance-based pay, aligning executives with stockholder interests and ensuring focus on Company performance. In addition, we believe that the design of the total compensation package should be competitive with the market to attract and retain individuals who are critical to our long-term success.
Our compensation program for executive officers is designed to compensate individuals for achieving and exceeding corporate performance objectives as a leadership team. We believe this type of compensation structure encourages collaboration and outstanding team performance, which helps drive stockholder value.
Both short-term and long-term incentive compensation is earned by executives only upon the achievement of certain measurable performance objectives that are deemed by the Compensation Committee and management to be critical to the Company’s short-term and long-term success. The amount of compensation ultimately earned will increase or decrease based on Company performance and, for long-term equity based incentives, the underlying price of our Common Stock.
Principal Compensation Elements and Objectives
Our executive compensation program consists of three principal elements:

Base Salary	➣	Pay competitive salaries to attract and retain the executive talent necessary to develop and implement our corporate strategy and business plan.
	➣	Reflect responsibilities of the position, experience of the executive and the marketplace in which we compete for talent.
Short-Term Incentive Compensation (cash bonuses)	➣	Motivate executives to generate outstanding performance and achieve or exceed the annual operating plan.
	➣	Align compensation with annual performance results.
Long-Term Incentive Compensation (equity awards)	➣	Align executive rewards with long-term performance and stock price appreciation.
	➣	Facilitate the accumulation of Gartner shares by executives, thereby enhancing ownership, retention and alignment with stockholders.
How the Company Determines Executive Compensation
As noted earlier, 2025 presented unique challenges and uncertainty impacting our U.S. federal business. The unusual amount of volatility and uncertainty in our U.S. federal public sector business made forecasting of that business extremely

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Compensation Discussion & Analysis
challenging when setting the Company’s 2025 performance targets. Given the discrete, yet unknowable impact of the U.S. federal public sector business, the Compensation Committee opted to exclude the US federal public sector Insights business from performance targets and actual performance, which represented only a minor portion of our Contract Value and Insights revenue, approximately 5%. The Compensation Committee believed that the exclusion of this sector of the business was preferable to establishing arbitrarily performance targets that could prove to be too high or too low given the uncertain outcomes for our U.S. federal public sector business.
The resulting 2025 performance objectives were designed to reflect the known operating environment, drive performance to achieve the Company’s operating plan and maintain alignment with investor expectations. Notably, our revenue and CV targets for the 2025 short-term and long-term incentive plans, respectively, which excluded the U.S. federal public sector Insights business, were higher than 2024 actual results (excluding the U.S. federal public sector Insights business and on an FX neutral basis) by mid-single digit growth rates. And, in order to achieve above target award on the EBITDA component of the 2025 short-term incentive plan (which excluded the U.S. federal public sector Insights business), 2025 EBITDA must exhibit growth over 2024 results, when compared on an FX neutral basis and excluding the U.S. federal public sector Insights business.
The short-term and long-term incentive objectives provide executives with an opportunity to increase their total compensation based on the over-achievement of Company performance; similarly, in the case of under-achievement of Company performance, the value of incentive awards will fall below their target value, decreasing the total compensation opportunity. In addition, we assign a greater weighting to long-term awards in order to promote long-term decision-making and align management with stockholder interests and retain executives. We believe that long-term equity-based awards with vesting terms that are based on the achievement of pre-set financial targets and additional time-vesting serve as a strong retention incentive.
Determining Awards
Salary, short-term and long-term incentive compensation levels for executive officers (other than the CEO) are recommended by the CEO to the Compensation Committee, but the Compensation Committee has full authority to set such compensation. In formulating his recommendation to the Compensation Committee, the CEO undertakes a performance review of these executives and considers input from human resources personnel at the Company, as well as benchmarking data from the compensation consultant and external market data (discussed below).
The CEO’s compensation, including base salary, short-term and long-term incentive pay is established by the Compensation Committee within the parameters of Mr. Hall’s employment agreement. The Compensation Committee determines Mr. Hall’s compensation by evaluating his performance in collaboration with the Governance Committee, incorporating input from the Lead Independent Director and other directors. The Compensation Committee also considers insight from its compensation consultant and reviews benchmarking data on CEO compensation practices at peer companies, along with general industry trends. See Certain Employment Agreements with Executive Officers – Mr. Hall - Employment Agreement below for a detailed discussion of Mr. Hall’s agreement.
Benchmarking and Peer Group
Executive compensation planning for 2025 began mid-year in 2024. The Compensation Committee approved the peer group of companies to be used for executive compensation benchmarking purposes and other relevant analyses (the “Peer Group”) for pay decisions effective for 2025.

The Compensation Committee in consultation with Exequity reviews the Peer Group annually to ensure comparability with Gartner’s operating characteristics, labor market relevance, and revenue and market cap scope. In 2024, following a review of the Peer Group, the Compensation Committee approved a revised Peer Group from the then-current year to include four new companies (Fortinet, Inc., Palo Alto Networks, Inc., S&P Global Inc. and TransUnion) that align with our talent market as well as scale and scope, and eliminated one company (Adobe Inc.) due to its revenue scope. Splunk Inc. and VMware, Inc. were also removed due to their acquisition. The revised Peer Group includes 18 publicly-traded companies that are similar to Gartner in terms of industry, revenues, business model, and with whom Gartner competes for executive talent. At the time of the analysis, Gartner’s revenue ranked at the 46th percentile relative to the Peer Group. The Peer Group serves as the basis of the executive benchmarking and 2025 target total compensation adjustments.

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Compensation Discussion & Analysis
The 2025 Peer Group companies included:

Akamai Technologies, Inc.	Aon plc	Autodesk, Inc.	Cadence Design System, Inc.	Equifax Inc.

Fortinet, Inc.*	Intuit Inc.	Moody’s Corporation	Palo Alto Networks, Inc.*	S&P Global Inc.*

ServiceNow, Inc.	SS&C Technologies Holdings, Inc.	Synopsys Inc.	The Interpublic Group Companies, Inc.	Thomson Reuters Corporation

TransUnion*	Verisk Analytics, Inc.	Workday, Inc.	* Reflects the four new companies added to the peer group.

Our Compensation Committee commissioned Exequity, its independent compensation consultant, to perform a competitive review of executive compensation relative to the Peer Group, as the primary comparison group, and secondarily to market survey data reflecting companies of similar size and industry. Exequity’s findings were considered by the Compensation Committee and by management for 2025 executive compensation planning.
The Compensation Committee does not target NEO’s pay to a specified percentile but rather reviews market data at the 25th, 50th and 75th percentile for each element of compensation, including Base Salary, Target Total Cash (Base Salary plus Target Bonus) and Target Total Compensation (Target Total Cash plus target long-term incentives). Individual target total compensation may be higher or lower than the 50th percentile based on a number of factors, including experience and tenure, retention and succession planning considerations. In addition to the compensation benchmarking, the Compensation Committee considers Company and individual performance and internal equity in evaluating and determining executive compensation recommendations.
In addition, the Compensation Committee annually reviews an analysis conducted by Exequity that evaluates the relationship between Gartner’s NEO realized pay and Company performance as measured by Total Shareholder Return and Shareholder Value creation. The analysis considers both 1-year and 3-year pay and performance for Gartner relative to the Peer Group. Exequity’s analysis indicated that pay realized by Gartner’s NEOs are generally aligned with Company performance.

Executive Compensation Elements Generally

Pay Mix
The following charts illustrate the mix of target compensation elements for the NEOs in 2025. Long-term incentive compensation is 100% performance-based, consisting of stock-settled stock appreciation rights (“SARs”) and performance-based restricted stock units (“PSUs”), and represents a large majority of compensation provided to our NEOs (88% to the CEO and 74% to all other NEOs). We weight compensation more heavily towards long-term incentives

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Compensation Discussion & Analysis
because it contributes to the delivery of strong performance over the long-term and the retention of employees more than any other element of compensation.
Base Salary
We set base salaries of executive officers when they join the Company or are promoted to an executive role by evaluating the responsibilities of the position, the experience of the individual (both previously and in-role at Gartner) and the marketplace in which we compete for executive talent. In addition, where possible, we consider salary information for comparable positions from our Peer Group or other available market data sources. Mr. Hall’s base salary is established each year by the Compensation Committee after completion of Mr. Hall’s performance evaluation for the preceding year. The following table sets forth the 2024 and 2025 base salary of each NEO and the corresponding year-over-year percentage increase:

NEO	2024 Base Salary ($)	2025 Base Salary ($)(1)	Percentage Increase
Eugene A. Hall	963,506	992,411	3.0%
Craig W. Safian	688,418	709,000	3.0%
Scott Hensel	557,291	585,000	5.0%
Thomas Kim	566,500	585,000	3.3%
Robin Kranich	568,218	585,000	3.0%
(1)Effective as of April 1, 2025.
Short-Term Incentive Compensation (Cash Bonuses)
All annual bonuses to executive officers are granted pursuant to Gartner’s Executive Performance Bonus Plan. The plan is designed to motivate executives to achieve goals relating to the performance of Gartner, its subsidiaries or business units, or other objectively determinable goals, and to reward them when those objectives are satisfied. We believe that the relationship between proven performance and the amount of short-term incentive compensation paid to executives promotes decision-making that increases stockholder value and enhances Gartner’s success.
Bonus targets for all NEOs, including Mr. Hall, were based solely upon achievement of 2025 company-wide financial performance objectives. The financial objectives and weightings used for 2025 executive officer bonuses were:
•EBITDA, which measures overall profitability from business operations (weighted 50%), excluding our U.S. federal public sector Insights business and on an FX neutral basis, and
•Revenue, which measures our ability to generate revenue growth on an annual basis (weighted 50%), excluding our U.S. federal public sector Insights business and on an FX neutral basis.
For 2025, each NEO was assigned a bonus target, expressed as a percentage of salary, based upon the executive’s level of responsibility. Other than Mr. Kim’s bonus target which was adjusted from 95% to 100%, all other NEO bonus targets remained unchanged for the 2025 plan year. Our NEOs’ 2025 annual bonus targets as a percentage of base salary were

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Compensation Discussion & Analysis
125% for Mr. Hall; and 100% for each of Messrs. Safian, Hensel and Kim and Ms. Kranich. Actual awards are determined based on Company performance and can range from zero for below threshold performance to 200% of target for maximum performance, with awards capped at maximum. The following table sets forth the threshold, target and maximum payout amounts for each NEO:

NEO	Threshold ($)	Target ($)	Maximum ($)
Eugene A. Hall	0	1,240,514	2,481,028
Craig W. Safian	0	709,000	1,418,000
Scott Hensel	0	585,000	1,170,000
Thomas Kim	0	585,000	1,170,000
Robin Kranich	0	585,000	1,170,000

The chart below details the performance metrics applicable to our 2025 short–term incentive compensation plan. The Compensation Committee believes performance goals should be rigorous, but achievable, and create strong alignment between our executives and the interests of stockholders. As stated above, given the unusual amount of volatility and uncertainty with respect to our U.S. federal public sector business, the Compensation Committee established the 2025 short-term incentive plan goals to exclude the U.S. federal public sector Insights business from both the bonus plan targets and actual results. In early 2025, management recommended, and the Compensation Committee approved, the EBITDA and Revenue performance goals for the short-term incentive plan, each excluding the U.S. federal public sector Insights business and measured on an FX neutral basis. Performance above target for EBITDA was set above 2024 actual performance, excluding the U.S. federal public sector Insights business and on an FX neutral basis. Similarly, performance above target for Revenue required mid-single-digit year-over-year growth from the prior year, excluding the U.S. federal public sector Insights business and on an FX neutral basis.
In February 2026, the Compensation Committee certified the results as displayed in the table (with each metric weighted at 50%):

2025 Performance Objective/ Weight	< Minimum (0%)	Target (100%)	=/> Maximum (200%)	Actual Results
2025 EBITDA*	$951 million	$1,463 million	$1,613 million	$1,537 million
2025 Revenue*	$5,332 million	$6,315 million	$6,515 million	$6,274 million
*Excluding our U.S. federal public sector Insights business and measured on an FX neutral basis.
The EBITDA result in the table above translated to a payout percentage of 149.3%. For the Revenue component, the result above translated to a payout percentage of 89.8%. Each metric is equally weighted, resulting in an overall result of 119.6%. The Compensation Committee approved the results and the bonus achievement for each of the NEOs. These payments were made in February 2026. See Summary Compensation Table – Non-Equity Incentive Plan Compensation for the specific cash bonuses earned by our NEOs in 2025 based on the bonus formula, actual performance and their respective bonus targets.
Long-Term Incentive Compensation (Equity Awards)
Promoting stock ownership is a key element of our compensation program philosophy. Stock-based incentive compensation helps ensure focus on value creation, promotes retention and aligns management with stockholder interests. We have evaluated different types of long-term incentives based on their motivational value, cost to the Company and appropriate share utilization under our stockholder-approved Gartner, Inc. Long-Term Incentive Plan (the “LTIP”) and believe that SARs and PSUs create the right balance of motivation, retention, share utilization, and alignment with stockholders.
SARs provide executives with the ability to realize value based on an increase in the Company’s stock price over time, promoting alignment with stockholders. SAR value can be realized only after the SAR vests. Our SARs are stock-settled with a seven-year exercise term. Upon exercise of a SAR, the executive receives shares of our Common Stock with a

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Compensation Discussion & Analysis
value equal to the aggregate appreciation in the price of our Common Stock from the date of grant to the exercise date for the SARs exercised. Therefore, SARs only have value to the extent the price of our Common Stock exceeds the grant price of the SAR. In this way, SARs motivate our executives to increase stockholder value and thus align their interests with those of our stockholders.
PSUs offer executives the opportunity to receive our Common Stock contingent on the achievement of performance goals and continued service over the vesting period. PSU recipients are eligible to earn a target number of restricted stock units only if stipulated one-year performance goals are achieved during the year. The amount of units earned can increase if the Company over-performs (up to 200% of their target number of units) or can decrease (including not earning any units) if the Company under-performs. Following the Compensation Committee’s assessment of the Company’s performance versus predetermined goals, the vesting of the units earned will remain subject to the recipient’s continued service through each of the first four anniversaries of the award grant date. PSUs encourage executives to increase stockholder value while promoting executive retention over the long-term. Earned shares have value even if our Common Stock price does not increase, which is not the case with SARs.
The Compensation Committee believes that using a one-year performance period for our PSU awards helps ensure sustained performance and factors in changes to market conditions. If we have a strong year, the goals for the following year typically are established on top of the high bar that was already set. If we instead had a three-year performance period and the Company overachieved in the first year, the bar would be set lower in years 2 and 3 and might demotivate our executives. In addition, our one-year performance period, tied to CV performance, considers multi-year revenue that is likely to occur. The value of long-term incentive awards granted to executives each year is based on several factors, including external market practices and benchmark data, the Company’s financial performance, the value of prior awards, succession considerations, tenure in role, and individual performance. For 2025, the Compensation Committee increased the target value of LTI awards for NEOs from last year based on a review of these factors. The CEO’s target LTI award increased by 8.7%, Mr. Safian’s by 9.6%, Mr. Hensel’s by 10.2%, Mr. Kim’s by 24.8% and Ms. Kranich’s by 10.1%. More meaningful increases were provided to those executives newer in role, with the intention of moving them to market-representative pay levels over time.
Consistent with weightings in prior years, the 2025 long-term incentive plan equity mix consists of 30% SARs and 70% PSUs. PSUs utilize fewer shares than SARs since the executive can earn the full share rather than just the appreciation in value over the grant price. As such, the cost efficiency of PSUs enhances the Company’s ability to conservatively utilize the LTIP share pool and helps ensure alignment between pay and Company performance. For purposes of determining the number of SARs awarded, the allocated SAR award value is divided by the Black-Scholes-Merton valuation on the date of grant using assumptions appropriate on that date. For purposes of determining the target number of PSUs awarded, the allocated target PSU award value is divided by the closing price of our Common Stock on the date of grant as reported by the New York Stock Exchange.
All SARs and PSUs vest 25% per year, commencing one year from the grant date and on each anniversary thereof, subject to continued service on the applicable vesting date, and, in the case of PSUs, the achievement of the 1-year performance period. We believe that this vesting schedule effectively focuses our executives on delivering long-term value and drives retention. The maximum payout for PSUs is 200% of target in the event the maximum level of CV is achieved; the PSUs are subject to forfeiture if minimum levels of performance are not achieved.

The chart below details the performance metrics and goals applicable to the PSU portion of our 2025 long–term incentive compensation element. Consistent with the establishment of short-term incentive plan targets, the US federal public sector Insights business was excluded from the Company’s 2025 CV plan targets and actual results due to its uncertainty and

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Compensation Discussion & Analysis
volatility to the business and measured on an FX neutral basis. In February 2026, the Compensation Committee certified the results as displayed in the table:

2025 Performance Objective/Weight	< Minimum (0%)	Target (100%)	=/> Maximum (200%)	Actual (measured at 12/31/25)	Actual Growth YOY
Contract Value*	$4,362 million	$5,186 million	$5,419 million	$5,047 million	4.1%
*Excluding our U.S. federal public sector Insights business and measured on an FX neutral basis.
Based on the results set forth above, the Compensation Committee determined that 82.1% of the target number of PSUs was earned based on the preestablished performance goals, with 25% of the earned awards vesting on the first anniversary of the grant date. See Grants of Plan-Based Awards Table – Possible Payouts Under Equity Incentive Plan Awards and accompanying footnotes below for the actual number of SARs and PSUs awarded to our NEOs.
Additional Compensation Elements
We maintain a non-qualified deferred compensation plan for our highly compensated employees, including our executive officers, to assist eligible participants with retirement and tax planning by allowing them to defer otherwise earned compensation in excess of amounts permitted to be deferred under our 401(k) plan. The non-qualified deferred compensation plan allows eligible participants to defer up to 50% of base salary and/or 100% of bonus to a future period. In addition, as a further inducement to participate in this plan, the Company presently matches contributions by executive officers using the same formula as for the 401(k) plan, subject to certain limits. For more information concerning this plan, see Non-Qualified Deferred Compensation Table and accompanying narrative and footnotes below.
In order to further achieve our objective of providing a competitive compensation package, we provide various other benefits to our executive officers that are typically available to others in senior business roles. Our basic executive perquisites program includes 35 days paid time off (PTO) annually, severance and change in control benefits (discussed below) and relocation services where necessary due to a promotion. Our executive officers are also entitled to participate in other benefits programs that are available to all U.S. associates, including our employee stock purchase plan and our healthcare plans, as well as a 401(k) match. Executive officers may also participate in our employee charitable matching program, which is available to all employees. The Company matches charitable donations to eligible nonprofit organizations up to a specified annual limit depending on the role of the employee. For Senior Vice Presidents and above, the limit is $20,000 per year. Mr. Hall’s perquisites, severance and change in control benefits are governed by his employment agreement with the Company, which is discussed in detail below under Certain Employment Agreements with Executive Officers – Mr. Hall - Employment Agreement. For more information concerning perquisites, see Other Compensation Table and accompanying footnotes below.
OTHER COMPENSATION POLICIES AND INFORMATION
Executive Stock Ownership and Holding Period Guidelines
In order to align management and stockholder interests, the Company has adopted stock ownership guidelines for our executive officers as follows: the CEO is required to hold shares of Common Stock with a value at least equal to six times his base salary, and all other executive officers are required to hold shares of Common Stock with a value at least equal to three times their base salary. For purposes of computing the required holdings, shares directly held, as well as vested and unvested restricted stock units and earned PSUs are counted, but not options or SARs or any unearned PSUs.
Additionally, the Company imposes a holding requirement on our executive officers if an executive officer of the Company is not in compliance with the stock ownership guidelines. In that case, the executive is required to maintain ownership of at least 50% of the net after-tax shares of Common Stock acquired from the Company pursuant to all equity-based awards received from the Company, until such individual’s stock ownership requirement is met. On December 31, 2025, all the NEOs were in compliance with our stock ownership guidelines.

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Compensation Discussion & Analysis
Equity Award Grant Practices
The Company maintains a Standard Policy on Equity Award Grants (“Equity Grant Policy”), which contains general procedures regarding equity award grant practices. Under the Equity Grant Policy, the Compensation Committee approves all grants to employees who are subject to Section 16(a) of the Exchange Act (“Section 16 officers”) and the Compensation Committee has delegated the authority to our CEO to make awards to employees who are not Section 16 officers, subject to guidelines established by the Compensation Committee.
Historically, annual grants are awarded in February and are priced on the date determined by the Compensation Committee. In addition to the annual grants, stock awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. For Section 16 officers, any off-cycle awards approved by the Compensation Committee are granted and priced on the date of the Compensation Committee’s approval. For other employees, unless indicated otherwise in the Compensation Committee approval, awards are granted and priced on the 15th or 30th of the month that first follows the later of a) the CEO’s or Compensation Committee approval (as applicable) and b) the employment start date or promotion date (as applicable) (or, in each case, the next business day if such day is not a day that the New York Stock Exchange is open).
We do not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events and do not take material nonpublic information into account when determining the timing and terms of equity awards. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation in fiscal year 2025.
During fiscal year 2025, we did not grant equity awards to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.
Clawback Policy
The Company maintains the Gartner, Inc. Compensation Recoupment (Clawback) Policy in compliance with Dodd-Frank and the listing standards of the NYSE implementing Rule 10D-1. Under the Clawback Policy, in the event that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any current or former executive officer (including the NEOs) during the prior three fiscal years that exceeds the amount that the executive officer would have received had the incentive-based compensation been determined based on the restated financial statements. The Clawback Policy is available as an exhibit to our 2025 Annual Report on Form 10-K.
Accounting and Tax Impact
Section 162(m) of the Internal Revenue Code generally prohibits the Company from claiming a deduction on its federal income tax return for compensation in excess of $1,000,000 paid in a given fiscal year to certain current and former executive officers. While the Compensation Committee carefully considers the cost to the Company of maintaining the deductibility of all compensation, it also desires the flexibility to reward executive officers in a manner that enhances the Company’s ability to attract and retain individuals, as well as to create longer term value for stockholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding the Company’s executive compensation program.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Gartner, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s proxy statement for the 2026 Annual Meeting of Stockholders.
Compensation Committee of the Board of Directors
Eileen M. Serra
Raul E. Cesan
Anne Sutherland Fuchs
Stephen G. Pagliuca

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COMPENSATION TABLES AND NARRATIVE DISCLOSURES
All compensation data contained in this Proxy Statement is stated in U.S. Dollars.
Summary Compensation Table
This table describes compensation of our NEOs in the years indicated. As you can see from the table and consistent with our compensation philosophy discussed above, long-term incentive compensation in the form of equity awards comprises a significant portion of total compensation.

Name and Principal Position	Year	Base Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (1) (3)	All Other Compensation ($) (4)	Total ($) (5)
Eugene A. Hall, Chairman of the Board & Chief Executive Officer	2025	985,185	11,619,477	4,979,932	1,483,655	158,331	19,226,580
	2024	963,506	10,691,947	4,582,339	1,958,326	156,175	18,352,293
	2023	956,490	9,287,552	3,980,328	1,914,969	160,149	16,299,489
Craig W. Safian, EVP, Chief Financial Officer	2025	703,855	3,405,515	1,459,503	847,964	98,848	6,515,684
	2024	683,405	3,108,867	1,332,339	1,119,368	88,191	6,332,170
	2023	663,500	2,691,698	1,153,538	1,009,568	88,440	5,606,744
Scott Hensel, EVP, Global Services & Delivery	2025	578,073	2,091,303	896,405	699,660	80,299	4,345,740
	2024	553,233	1,898,165	813,507	906,155	80,144	4,251,204
	2023	537,119	1,631,938	699,391	817,270	73,218	3,758,936
Thomas Kim, EVP, Chief Legal Officer & Secretary	2025	580,375	1,749,789	749,941	699,660	81,813	3,861,578
Robin Kranich, EVP, Chief Human Resources Officer	2025	580,805	2,091,303	896,405	699,660	86,505	4,354,678
	2024	564,081	1,899,534	814,011	923,923	74,126	4,275,675
	2023	547,651	1,631,938	699,391	833,295	61,824	3,774,099
(1)All NEOs elected to defer a portion of their 2025 salary and/or 2025 bonus under the Company’s Non-Qualified Deferred Compensation Plan. Amounts reported include the 2025 deferred portion, and do not include amounts, if any, released in 2025 from prior years’ deferrals. See Non-Qualified Deferred Compensation Table below.
(2)Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of performance-based restricted stock units, or PSUs (Stock Awards), at target, and stock-settled stock appreciation rights, or SARs (Option Awards), granted to the NEOs. The value reported for the PSU awards in the Stock Awards column is based upon the probable outcome of the performance objective as of the grant date, which is assumed to be at the target level of performance, and is consistent with the grant date estimate of the aggregate compensation cost to be recognized over the service period, excluding the effect of forfeitures, for the target grant date award value. The grant date fair value of all 2025 PSUs, assuming attainment of the highest level of the performance conditions, which is capped at 200% of target, is as follows: $23,238,954 (Mr. Hall); $6,811,030 (Mr. Safian); $4,182,606 (Mr. Hensel and Ms. Kranich); and $3,499,578 (Mr. Kim). All equity grants are subject to forfeiture. See footnote (2) to Grants of Plan-Based Awards Table below for additional information. See also Note 10 – Stock-Based Compensation – in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025 for additional information about the assumptions made in determining these values.
(3)For 2025, represents performance-based cash bonuses earned on December 31st and paid in February 2026. See footnote (1) to Grants of Plan-Based Awards Table below for additional information.
(4)See Other Compensation Table below for additional information.
(5)Any aggregate sum discrepancies are due to rounding.

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Compensation Tables and Narrative Disclosures
Other Compensation Table
This table describes each component of the All Other Compensation column in the Summary Compensation Table for 2025.

Name	Company Match Under Defined Contribution Plans ($) (1)	Company Match Under Non-qualified Deferred Compensation Plan ($) (2)	Other ($) (3)	Total ($)
Eugene A. Hall	7,200	110,540	40,591	158,331
Craig W. Safian	7,200	65,729	25,919	98,848
Scott Hensel	7,200	52,169	20,930	80,299
Thomas Kim	7,200	51,018	23,595	81,813
Robin Kranich	7,200	52,989	26,316	86,505

(1)Represents the Company’s 4% matching contribution to the NEO’s 401(k) account, which is subject to plan and Internal Revenue Code limitations.
(2)Represents the Company’s matching contribution to the NEO’s contributions to our Non-Qualified Deferred Compensation Plan. See Non-Qualified Deferred Compensation Table below for additional information.
(3)Includes the perquisites and benefits specified below.
For Mr. Hall, includes a car allowance of $14,677 per the terms of his employment agreement.
For Messrs. Hall, Safian, Kim, and Ms. Kranich, includes a tax gross-up payment of $3,431 (Mr. Hall), $3,426 (Mr. Safian), $3,818 (Mr. Kim), and $3,964 (Ms. Kranich), that the Company paid to each of them on an after-tax basis for the income imputed due to the Company’s Winner’s Circle, which is a reward event for the Company’s top sales associates.
Amounts include the aggregate value of all matching contributions made by Gartner on behalf of the NEOs for 2025 under our Gartner Charity Match Program.

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Compensation Tables and Narrative Disclosures
Grants of Plan-Based Awards Table for Fiscal Year 2025
This table provides information about awards made to our NEOs in 2025 pursuant to non-equity incentive plans (our short-term incentive cash bonus program) and equity incentive plans (performance restricted stock units (PSUs), and stock appreciation rights (SARs) awards comprising long-term incentive compensation under our LTIP).

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other option awards: Number of securities underlying options (# SARs) (2)	Exercise or Base Price of Option Awards ($) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (# PSUs)	Target (# PSU)	Maximum (# PSU)
Eugene A. Hall	2/6/25	—	—	—	0	21,741	43,482	—	—	11,619,477
	2/6/25	—	—	—	—	—	—	29,105	534.45	4,979,932
		0	1,240,514	2,481,028	—	—	—	—	—	—
Craig W. Safian	2/6/25	—	—	—	0	6,372	12,744	—	—	3,405,515
	2/6/25	—	—	—	—	—	—	8,530	534.45	1,459,503
		0	709,000	1,418,000	—	—	—	—	—	—
Scott Hensel	2/6/25	—	—	—	0	3,913	7,826	—	—	2,091,303
	2/6/25	—	—	—	—	—	—	5,239	534.45	896,405
		0	585,000	1,170,000	—	—	—	—	—	—
Thomas Kim	2/6/25	—	—	—	0	3,274	6,548	—	—	1,749,789
	2/6/25	—	—	—	—	—	—	4,383	534.45	749,941
		—	585,000	1,170,000	—	—	—	—	—	—
Robin Kranich	2/6/25	—	—	—	0	3,913	7,826	—	—	2,091,303
	2/6/25	—	—	—	—	—	—	5,239	534.45	896,405
		0	585,000	1,170,000	—	—	—	—	—	—
(1)    Represents cash bonuses that could have been earned in 2025 based solely upon achievement of specified financial performance objectives for 2025 and ranging from 0% (threshold) to 200% (maximum) of target (100%). Bonus targets (expressed as a percentage of base salary) were 125% for Mr. Hall, and 100% for each of Messrs. Safian, Hensel and Kim, and Ms. Kranich. Performance bonuses earned in 2025 for Messrs. Hall, Safian, Hensel, Kim, and Ms. Kranich and paid in February 2026 were achieved at 119.6% of their target bonus. The cash bonuses are reported under Non-Equity Incentive Plan Compensation in the Summary Compensation Table. See Short-Term Incentive Compensation (Cash Bonuses) in the CD&A for additional information.
(2)Represents the number of PSUs and SARs awarded to the NEOs on February 6, 2025. The target number of PSUs (100%) for the annual PSU award was subject to adjustment ranging from 0% (threshold) to 200% (maximum) based solely upon achievement of an associated financial performance objective, and was achieved at 82.1% of target in February 2026. The number of such PSUs earned was: Mr. Hall – 17,849; Mr. Safian – 5,231; Mr. Hensel and Ms. Kranich – 3,212; and Mr. Kim – 2,687. All PSUs and SARs vest 25% per year commencing one year from grant, subject to continued employment on the vesting date except in the case of death, disability and retirement. See Long-Term Incentive Compensation (Equity Awards) in the CD&A for additional information.
(3)Represents the closing price of our Common Stock on the NYSE on the grant date.
(4)See footnote (2) to the Summary Compensation Table.
Certain Employment Agreements with Executive Officers
Our Chairman of the Board and Chief Executive Officer, Mr. Hall, is a party to a long-term employment agreement with the Company. No other NEO has an employment agreement with the Company.
Mr. Hall – Employment Agreement
The Company and Mr. Hall are parties to the Second Amended and Restated Employment Agreement, dated February 14, 2019, as most recently amended on July 1, 2024, pursuant to which Mr. Hall serves as chief executive officer of the

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Compensation Tables and Narrative Disclosures
Company until December 31, 2031 (the “CEO Agreement”). The CEO Agreement provides for automatic one year renewals commencing on January 1, 2032, and continuing each year thereafter, unless either party provides the other with at least 60 days prior written notice of an intention not to extend the term.
Under the CEO Agreement, Mr. Hall initially was entitled to the following annual compensation components:

Component	Description
Base Salary	➣	$908,197, subject to adjustment on an annual basis by the Compensation Committee
Target Bonus	➣	105% of annual base salary (target), adjusted for achievement of specified Company and individual objectives
	➣	The actual bonus paid may be higher or lower than target based upon over- or under-achievement of objectives, subject to a maximum actual bonus of 210% of base salary
Long – Term Incentive Award	➣	Aggregate annual value on the date of grant at least equal to $9,874,375 minus the sum of base salary and target bonus for the year of grant (the “Annual LTI Award”)
	➣	The Annual LTI Award will be 100% unvested on the date of grant, and vesting will depend upon the achievement of performance goals to be determined by the Compensation Committee
	➣	The terms and conditions of each Annual Incentive Award will be determined by the Compensation Committee, and will be divided between RSUs units and SARs
	➣	The number of RSUs initially granted each year will be based upon the assumption that specified Company objectives set by the Compensation Committee will be achieved, and may be adjusted so as to be higher or lower than the number initially granted for over- or under-achievement of such specified Company objectives
Other	➣	Car allowance
	➣	All benefits provided to senior executives, executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability
	➣	Entitled to be nominated for election to the Board
Termination and Related Payments – Mr. Hall
Involuntary or Constructive Termination (no Change in Control)
Mr. Hall’s employment is at will and may be terminated by him or us upon 60 days’ notice. If we terminate Mr. Hall’s employment involuntarily (other than within 24 months following a Change In Control (defined below)) and without Business Reasons (as defined in the CEO Agreement) or a Constructive Termination (as defined in the CEO Agreement) occurs, or if the Company elects not to renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement, then Mr. Hall will be entitled to receive the following benefits:

Component	Termination Benefit
Base Salary	➣	Accrued base salary and unused paid time off (“PTO”) through termination
	➣	36 months continued base salary paid pursuant to normal payroll schedule
Short-Term Incentive Award (Bonus)	➣	Earned but unpaid bonus
	➣	300% of the average of Mr. Hall’s earned annual bonuses for the three years preceding termination, payable in a lump sum
Long – Term Incentive Award	➣	36 months’ continued vesting in accordance with their terms (including achievement of applicable performance objectives) of all outstanding equity awards
	➣	If in the year of termination there are Annual LTI Awards due to be granted that have not yet been granted, a lump sum payment in cash equal to the value of any “to-be-granted” Annual LTI Awards, multiplied by the percentage of such award that would vest within 36 months following termination (i.e., 75% in the case of a four-year vesting period)
Other	➣	Reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family

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Compensation Tables and Narrative Disclosures
Payment of severance amounts is conditioned upon execution of a general release of claims against the Company and compliance with 36-month non-competition and non-solicitation covenants. In certain circumstances, payment will be delayed for six months following termination under Code Section 409A.
Involuntary or Constructive Termination, and Change in Control
Within 24 months following a Change in Control: if Mr. Hall’s employment is terminated involuntarily and without Business Reasons; or a Constructive Termination occurs; or if the Company elects not to renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement (i.e., a double trigger termination), Mr. Hall will be entitled to receive the following benefits:

Component	Termination Benefit
Base Salary	➣	Accrued base salary and unused PTO through termination
	➣	3 times base salary then in effect, payable 6 months following termination
Short-Term Incentive Award (Bonus)	➣	Any earned but unpaid bonus
	➣	3 times target bonus for fiscal year in which Change in Control occurs, payable 6 months following termination
Long – Term Incentive Award	➣	Any due to be granted Annual LTI Awards pursuant to the CEO Agreement will be granted
	➣	All unvested outstanding equity awards will have the service requirement deemed fully satisfied, all performance goals or other vesting criteria will be deemed achieved (i) if the performance period has been completed, at actual level of performance, or (ii) if the performance period has not been completed, at target level of performance, and all stock options and SARs will be exercisable as to all covered shares
Other	➣	Reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family
Mr. Hall’s unvested outstanding equity awards will only vest in connection with a Change in Control if Mr. Hall’s employment is terminated under the circumstances described above within 24 months following the Change in Control (i.e., if a “double trigger” occurs).
Should any payments received by Mr. Hall upon a Change in Control constitute a “parachute payment” within the meaning of Code Section 280G, Mr. Hall may elect to receive either the full amount of his Change in Control payments, or such lesser amount as will help ensure that no portion of his severance and other benefits will be subject to excise tax under Code Section 4999. The CEO Agreement does not provide for a gross-up of these taxes. Additionally, certain payments may be delayed for six months following termination under Code Section 409A.
The CEO Agreement utilizes the LTIP definition of “Change in Control” which currently provides that a Change in Control will occur when (i) there is a change in ownership of the Company such that any person (or group) becomes the beneficial owner of 50% of our voting securities, (ii) there is a change in the ownership of a substantial portion of the Company’s assets or (iii) there is a change in the effective control of the Company such that a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election.
In the CEO Agreement, Mr. Hall is subject to certain restrictive covenants, including an indefinite confidentiality provision as well as provisions providing for a non-compete, non-solicit of employees, customers, and suppliers, and non-disparagement of the Company and its executives and directors that applies during employment and for 36 months following the termination thereof.
Termination and Related Payments – Other Executive Officers
In the event of termination for cause, voluntary resignation or as a result of death, disability or retirement, no severance benefits are provided. In the event of termination for cause or voluntary resignation, all equity awards are forfeited except

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Compensation Tables and Narrative Disclosures
as discussed below under Death, Disability and Retirement. In the event of termination without cause (including in connection with a Change in Control), other executive officers are entitled to receive the following benefits:

Component	Termination Benefit
Base Salary	➣	Accrued base salary and unused PTO (not to exceed 25 days) through termination
	➣	12 months continued base salary paid pursuant to normal payroll schedule
Long–Term Incentive Awards	➣	In the event of a termination without cause within 12 months following a Change in Control, all unvested outstanding equity will vest in full. For any PSU award where performance has not yet been determined, the award will vest assuming target performance, and all stock options and SARs will be exercisable as to all covered shares for 12 months following termination; otherwise unvested awards are forfeited
	➣	If no Change in Control, unvested equity awards are forfeited (except in the case of death, disability and retirement, discussed below)
Other	➣	Reimbursement for up to 12 months’ COBRA premiums for executive and family
In order to receive severance benefits, the executive officers who are terminated are required to execute and comply with a separation agreement and release of claims in which, among other things, the executive reaffirms his or her commitment to confidentiality, non-competition and non-solicitation obligations and releases the Company from various employment-related claims. In addition, in the case of NEOs (other than Mr. Hall), severance will not be paid to any executive who refuses to accept an offer of comparable employment from Gartner or who does not cooperate or ceases to cooperate when being considered for a new position with Gartner, in each case as determined by the Company. Finally, under certain circumstances, payments and release of shares may be delayed for six months following termination under Code Section 409A.
Death, Disability and Retirement
Our executive officers are entitled to immediate vesting of all outstanding awards in the case of termination due to death or disability, and continued vesting depending upon the age of the officer in the case of retirement (as defined) as described in the following table:

Termination Event	Treatment of Unvested Equity Awards
Death or Disability	➣	100% vesting upon event
Retirement – not eligible	➣	Unvested awards forfeited
Retirement – eligible	➣	Unvested awards continue to vest in full in accordance with their terms (subject to certain conditions)
➣ Retirement eligible if on the date of retirement, the officer is at least 55 years old and has at least 10 years of service	➣	For a retirement in the year that an award is granted, the unvested portion of such award that is eligible to vest will be prorated based on the number of days in the year of grant during which the officer was employed
In order to receive retirement vesting, an officer must be retirement “eligible” on the date of retirement, as described in the table above; if not, all unvested awards are forfeited upon retirement. At December 31, 2025, only Messrs. Hall and Safian and Ms. Kranich would have qualified for the additional vesting benefit upon retirement for their outstanding equity awards. Disability is defined in our current equity award agreements as total and permanent disability.
SARs remain exercisable through the earlier of the applicable expiration date or one year from termination in the case of death and disability, and through the expiration date in the case of retirement. Upon termination for any other reason, vested SARs remain exercisable through the earlier of the applicable expiration date or 90 days from the date of termination.
In the case of death, disability or retirement, unvested PSUs held by an officer that are eligible to vest will be earned, if at all, based upon achievement of the related performance metric upon certification by the Compensation Committee.

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Compensation Tables and Narrative Disclosures
Outstanding Equity Awards at Fiscal Year-End December 31, 2025
This table provides information on each option (including SARs) and stock (including RSUs and PSUs) awards held by each NEO as of December 31, 2025. All performance criteria associated with these awards (except for the 2025 PSU award (see footnote 4)) were fully satisfied as of December 31, 2025, and the award is fixed. The market value of the stock awards is based on the closing price of our Common Stock on the NYSE on December 31, 2025 (the last business day of the year), which was $252.28. Upon exercise of, or release of restrictions on, these awards, the number of shares ultimately issued to each executive will be reduced by the number of shares withheld by Gartner for tax withholding purposes and/or as payment of the exercise price in the case of options and SARs.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Eugene A. Hall
(6)	16,496	—	180.64	2/10/2028	—	—
(1), (6)	29,423	9,807	302.90	2/9/2029	9,195	2,319,715
(2), (6)	15,662	15,662	351.03	2/9/2030	15,067	3,801,103
(3), (6)	6,823	20,468	456.18	2/8/2031	21,234	5,356,914
(4), (6)	—	29,105	534.45	2/6/2032	17,849	4,502,946
Craig W. Safian
(6)	19,148	—	180.64	2/10/2028	—	—
(1), (6)	8,453	2,817	302.90	2/9/2029	2,641	666,271
(2), (6)	4,540	4,538	351.03	2/9/2030	4,366	1,101,454
(3), (6)	1,984	5,951	456.18	2/8/2031	6,174	1,557,577
(4), (6)	—	8,530	534.45	2/6/2032	5,231	1,319,677
Scott Hensel
(6)	11,556	—	180.64	2/10/2028	—	—
(1), (6)	5,125	1,708	302.90	2/9/2029	1,601	403,900
(2), (6)	2,752	2,752	351.03	2/9/2030	2,647	667,785
(3), (6)	1,212	3,633	456.18	2/8/2031	3,769	950,843
(4), (6)	—	5,239	534.45	2/6/2032	3,212	810,323
Thomas Kim
(5), (6)	2,394	2,393	300.65	5/4/2030	2,260	570,153
(3), (6)	895	2,683	456.18	2/8/2031	2,784	702,348
(4), (6)	—	4,383	534.45	2/6/2032	2,687	677,876
Robin Kranich
(6)	11,556	—	180.64	2/10/2028	—	—
(1), (6)	5,125	1,708	302.90	2/9/2029	1,601	403,900
(2), (6)	2,752	2,752	351.03	2/9/2030	2,647	667,785
(3), (6)	1,212	3,636	456.18	2/8/2031	3,772	951,600
(4), (6)	—	5,239	534.45	2/6/2032	3,212	810,323
(1)Vest 25% per year commencing February 9, 2023, generally subject to the executive’s continued service through each applicable vesting date.
(2)Vest 25% per year commencing February 9, 2024, generally subject to the executive’s continued service through each applicable vesting date.
(3)Vest 25% per year commencing February 8, 2025, generally subject to the executive’s continued service through each applicable vesting date.

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Compensation Tables and Narrative Disclosures
(4)The market value of the stock award reflects 82.1% of target based on actual performance as certified in February 2025. The awards vest 25% per year commencing February 2026, generally subject to the executive’s continued service through each applicable vesting date.
(5)Vest 25% per year commencing May 4, 2024, generally subject to the executive’s continued service through each applicable vesting date.
(6)The amounts shown under Option Awards represent SARs that will be stock-settled upon exercise; accordingly, the number of shares ultimately received upon exercise will be less than the number of SARs held by the executive and reported in this table.
Option Exercises and Stock Vested for Fiscal Year 2025
This table provides information for the NEOs for the aggregate number of SARs that were exercised, and stock awards that vested and released, during 2025 on an aggregate basis, and does not reflect shares withheld by the Company for exercise price or withholding taxes.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Eugene A. Hall	—	—	44,746	23,674,816
Craig W. Safian	10,657	3,118,664	12,959	6,856,517
Scott Hensel	15,340	4,503,671	7,849	4,152,857
Thomas Kim	—	—	2,058	974,245
Robin Kranich	—	—	7,850	4,153,386
(1)Represents the spread between (i) the market price of our Common Stock at exercise and (ii) the exercise price for all SARs exercised during the year, multiplied by the number of SARs exercised.
(2)Represents PSUs and RSUs awarded in prior years as long-term incentive compensation released in 2025.
(3)Represents the number of shares released multiplied by the market price of our Common Stock on the release date.
Non-Qualified Deferred Compensation for Fiscal Year 2025
The Company maintains a Non-Qualified Deferred Compensation Plan for certain officers and key personnel whose compensation grade profile was a 130 or higher in 2025, or those who have been previously grandfathered into the plan. This plan currently allows qualified U.S.-based employees to defer up to 50% of earned annual salary and/or up to 100% of annual bonus earned in a fiscal year. In addition, in 2025 the Company made a contribution to the account of each NEO who deferred compensation equal to the amount of such executive’s contribution (not to exceed 4% of base salary and bonus), less $7,200. Deferred amounts are deemed invested in several independently-managed investment portfolios selected by the participant for purposes of determining the amount of earnings to be credited by the Company to that participant’s account. The Company may, but need not, acquire investments corresponding to the participants’ designations.
Upon termination of employment for any reason, all account balances will be distributed to the participant in a lump sum, except that a participant whose account balance is in excess of $25,000 may defer distributions for an additional year, and/or elect to receive the balance in 20, 40 or 60 quarterly installments. In the event of an unforeseen emergency (which includes a sudden and unexpected illness or accident of the participant or a dependent, a loss of the participant’s property due to casualty or other extraordinary and unforeseeable circumstance beyond the participant’s control), the participant may request early payment of his or her account balance, subject to approval.

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Compensation Tables and Narrative Disclosures
The following table provides information (in dollars) concerning contributions to the Deferred Compensation Plan in 2025 by the participating Named Executive Officers, the Company’s matching contributions, 2025 earnings, aggregate withdrawals and distributions and account balances at year-end:

Name	Executive Contributions in 2025 ($) (1) (2)	Company Contributions in 2025 ($) (1) (3)	Aggregate Earnings in 2025 ($) (1)	Aggregate Withdrawals/ Distributions in 2025 ($)	Aggregate Balance at 12/31/25 ($) (4)
Eugene A. Hall	117,740	110,540	179,281	—	1,253,303
Craig W. Safian	91,161	65,729	213,938	—	1,849,281
Scott Hensel	59,369	52,169	205,657	—	1,091,305
Thomas Kim	460,751	51,018	77,108	—	627,564
Robin Kranich	87,907	52,989	325,345	—	2,569,041
(1)All executive and Company contribution amounts in this table have been reflected in the Summary Compensation Table and prior years’ summary compensation tables, as applicable. Aggregate earnings are not reflected in the Summary Compensation Table and were not reflected in prior years’ summary compensation tables.
(2)Executive Contributions are included in the “Base Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for the NEOs.
(3)Company Contributions are included in the “All Other Compensation” column of the Summary Compensation Table, and in the “Company Match Under Non-qualified Deferred Compensation Plan” column of the Other Compensation Table for the NEOs.
(4)Amounts reported in the Aggregate Balance column reflect the cumulative value of the NEOs’ deferral activities, including executive contributions, company contributions, withdrawals and investment earnings thereon as of December 31, 2025.
Potential Payments upon Termination or Change in Control
Certain Employment Agreements with Executive Officers above contains a detailed discussion of the payments and other benefits to which our CEO and other NEOs are entitled in the event of termination of employment or upon a Change in Control. The amounts payable assuming termination under various circumstances at December 31, 2025 are set forth below. In the event of termination of employment or a termination in connection with a Change in Control, each NEO would also be entitled to receive accrued personal time off (PTO) and the balance in his or her deferred compensation plan account. Such accrued amounts are not quantified below. There is no vesting of equity awards for our NEO’s based solely upon a Change in Control (i.e., without termination).
Mr. Hall, Chairman and CEO
The table below quantifies (in dollars) amounts that would be payable by the Company to Mr. Hall, and the value of shares of Common Stock underlying the equity awards that would vest, had his employment been terminated on December 31, 2025 (the “Termination Date”) as a result of (1) involuntary termination without cause and/or constructive termination; (2) death, disability or retirement; or (3) an involuntary termination without cause and/or constructive termination in the 24 months following a Change in Control (“Hall Double Trigger Termination”). Mr. Hall would not receive any payment or vesting of equity awards in the event of a Change in Control only (i.e., without termination). See Outstanding Equity

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Compensation Tables and Narrative Disclosures
Awards At Fiscal Year End Table above for a list of Mr. Hall’s unvested equity awards at the end of 2025. Mr. Hall was eligible for retirement benefits as of December 31, 2025.

Involuntary termination (severance benefits) ($) (1)	Involuntary termination (continued vesting of equity awards) ($) (2)	Total Involuntary termination ($) (1) (2)	Death or disability (value of unvested equity awards) ($) (3)	Retirement (value of unvested equity awards) ($) (4)	Hall Double Trigger Termination (severance benefits) ($) (5)	Hall Double Trigger Termination (acceleration of unvested equity awards) ($) (6)	Total Hall Double Trigger Termination Benefits ($) (5) (6)
10,662,310	15,980,677	26,642,987	15,980,677	15,980,677	8,265,494	15,980,677	24,246,171
(1)Represents the sum of (w) three times base salary in effect at Termination Date, (x) 300% of the average actual bonus paid for the prior three years (2023, 2024 and 2025), (y) earned but unpaid 2025 bonus, and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).
(2)Represents (y) the fair market value using the closing price of our Common Stock on December 31, 2025 (the last NYSE trading day in 2025), or $252.28 (the “Year End Price”) of unvested PSUs that would have vested following the Termination Date, plus (z) the spread between the Year End Price and the exercise price for all in-the-money SARs that would have vested following the Termination Date, multiplied by the number of such SARs. Since Mr. Hall is retirement-eligible, his termination would be treated as a retirement for purpose of determining additional vesting of his PSUs and SARs and he would receive full vesting of his equity awards. 2025 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2026.
(3)Represents (y) the fair market value using the Year End Price of all unvested PSUs, plus (z) the spread between the Year End Price and the exercise price for all in-the-money, unvested SARs, multiplied by the number of such SARs. 2025 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2026.
(4)Represents (y) the fair market value using the Year End Price of all unvested PSUs, plus (z) the spread between the Year End Price and the exercise price for all in-the-money, unvested SARs, multiplied by the number of such SARs. 2025 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2026.
(5)Represents the sum of (w) three times base salary in effect at Termination Date, (x) three times 2025 target bonus, (y) unpaid 2025 bonus, and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).
(6)Represents (y) the fair market value using the Year End Price of all unvested PSUs on the Termination Date (at actual payout level for 2025 PSUs), plus (z) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.
Other Named Executive Officers
The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to our NEOs (other than Mr. Hall) had their employment been terminated on December 31, 2025 (the “Termination Date”) as a result of (1) involuntary termination without cause; (2) death or disability; (3) retirement; or (4) an involuntary termination without cause in the 12 months following a Change in Control (“NEO Double Trigger Termination”). The NEOs listed below would not receive any payment or vesting of equity awards in the event of a Change in Control only (i.e., without termination). Ms. Kranich and Mr. Safian were eligible for retirement

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Compensation Tables and Narrative Disclosures
benefits under applicable equity awards at December 31, 2025. See Outstanding Equity Awards At Fiscal Year End Table above for a list of unvested equity awards held by each NEO at the end of 2025.

Named Executive Officer	Involuntary termination (severance benefits) ($) (1)	Death or disability (value of unvested equity awards) ($) (2)	Retirement (value of unvested equity awards) ($) (3)	Value of unvested equity awards NEO Double Trigger Termination ($) (4)	Total NEO Double Trigger Termination ($) (1) (4)
Craig W. Safian	733,912	4,644,979	4,644,979	4,932,831	5,666,743
Scott Hensel	609,912	2,832,852	—	3,009,700	3,619,612
Thomas Kim	609,912	1,950,377	—	2,098,465	2,708,377
Robin Kranich	609,912	2,833,609	2,833,609	3,010,457	3,620,369
(1)Represents 12 months’ base salary in effect on the Termination Date, plus the amount of health insurance premiums for the executive, his or her spouse and immediate family for 12 months (at premiums in effect on the Termination Date) payable in accordance with normal payroll practices.
(2)Represents (x) the fair market value using the Year End Price ($252.28) of 100% of unvested PSUs, plus (y) the spread between the Year End Price and the exercise price of all in-the money unvested SARs, multiplied by the number of such SARs, plus (z) the fair market value using the Year End Price of all unvested RSUs. 2025 PSUs are based upon the performance factor determined by the Compensation Committee in early 2026.
(3)Messrs. Hensel and Kim were not eligible for retirement benefits on the Termination Date and would have forfeited all unvested equity had they retired on the Termination Date. Ms. Kranich and Mr. Safian were retirement eligible under applicable equity awards on the Termination Date. Pursuant to the terms of the award agreements, Ms. Kranich and Mr. Safian would have been entitled to full continued vesting for their 2022, 2023, 2024 and 2025 equity awards. Figures in the table represent (y) the fair market value using the Year End Price of all unvested PSUs that would have been eligible to vest, plus (z) the spread between the Year End Price and the exercise price for all their unvested SARs that would have been eligible to vest, multiplied by the number of such SARs. 2025 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2026.
(4)Represents (x) the fair market value using the Year End Price of all unvested PSUs and RSUs on the Termination Date (at target in the case of unadjusted 2025 PSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.
Pay Ratio
The 2025 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2025, other than our Chairman and CEO, Mr. Hall, was $127,275; Mr. Hall’s 2025 annual total compensation was $19,226,580 and the ratio of these amounts was 1-to-151.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, and the methodology described herein. For these purposes, we identified the median compensated employee using the base salary determined as of December 31, 2025, and target cash incentives for the 2025 performance year, which amounts were annualized for any permanent (that is, non-temporary) employee who did not work for the entire year. We considered all of our worldwide associates employed with us as of December 31, 2025, when examining the pay ratio, including in determining the median compensated employee. Based on our consistently applied compensation measure, we identified a group of 10 associates within 0.2% of the median amount and calculated

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Compensation Tables and Narrative Disclosures
annual total compensation in accordance with the Summary Compensation Table requirements for these associates to identify our median compensated employee.
Pay Versus Performance
The following table and disclosures have been prepared in accordance with the Pay Versus Performance SEC disclosure rules, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act. The table discloses information on “compensation actually paid” (CAP) to our principal executive officer (PEO) and to our other NEOs (non-PEO NEOs) for 2021 to 2025, alongside total stockholder return (TSR), net income, and the Company’s selected metric of CV. CV is the most important metric in linking compensation actually paid to our NEOs to Company performance, representing 70% of long-term incentive awards granted to our NEOs for 2025.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income (millions) ($)	Company-Selected Measure (millions) ($) (6)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (5)
2025	19,226,580	(7,029,765)	4,769,420	(569,686)	158	130	729	5,155
2024	18,352,293	25,993,075	4,781,809	6,343,860	302	129	1,254	5,262
2023	16,299,489	40,034,283	4,232,352	9,055,703	282	115	882	4,839
2022	15,452,138	16,037,507	3,993,018	3,930,345	210	85	808	4,660
2021	14,096,168	80,424,211	3,719,960	17,061,159	209	105	794	4,247
(1)    Mr. Hall was our PEO for each of the years presented.
(2)    During 2025, our non-PEO NEOs consisted of Messrs. Safian, Hensel, Kim and Ms. Kranich. During 2024 and 2023, our non-PEO NEOs consisted of Messrs. Safian, Hensel, and Alwyn Dawkins (our former EVP, Global Business Sales) and Ms. Kranich. During 2022, our non-PEO NEOs consisted of Messrs. Safian, Dawkins, Hensel and Jules P. Kaufman (our former General Counsel) and Ms. Kranich. During 2021, our non-PEO NEOs consisted of Messrs. Safian, Dawkins and Kaufman and Ms. Kranich.
(3)    “Compensation actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. Our NEOs are not eligible to participate in the Company's pension plans, so no adjustments have been recorded related to pension service. The tables below set forth each adjustment made during each year presented in the table to calculate the “compensation actually paid” to our NEOs during each year in the table (any aggregate sum discrepancies are due to rounding):

2026 Proxy Statement	51

Compensation Tables and Narrative Disclosures

Reconciliation of Summary Compensation Table Total Compensation to “Compensation Actually Paid”	for PEO (i) 2025	for Non-PEO NEOs (Average) (i) 2025
Summary Compensation Table Total Compensation	19,226,580	4,769,420
Adjustments:
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	(11,619,477)	(2,334,478)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table for the covered fiscal year	(4,979,932)	(1,000,564)
Fair value of awards granted during year that remain unvested and outstanding as of covered year end	5,071,968	815,097
Fair value as of vest date of awards granted during year that vested during covered year	—	—
Change in fair value from prior year-end to covered year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	(18,202,280)	(3,389,360)
Change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	3,473,376	570,198
Deduction of fair value as of prior year-end of awards granted prior to covered year that were forfeited during covered year	—	—
Increase based upon incremental fair value of awards modified during year	—	—
Increase based on dividends or other earnings paid during covered year, prior to vesting date of award	—	—
Compensation Actually Paid	(7,029,765)	(569,686)
(i)    The fair value or incremental fair value of all incentive equity awards is determined in accordance with ASC 718, using materially the same methodologies used in determining the grant date fair value of our equity awards reflected in the Summary Compensation Table; provided, in order to properly value the SAR awards using the Black-Scholes model we use for such grant date fair value, we made appropriate adjustments to the grant date assumptions to reflect changes in the historical and implied stock price volatility, expected life (including remaining vesting periods, remaining expiration periods and SAR gain levels), dividend yield and risk-free interest rates as of each measurement date. The value of outstanding performance-based awards in the covered fiscal year is based upon the probable outcome of the performance conditions as of the last day of the fiscal year.
(4)    Assumes $100 was invested in our Common Stock (with the reinvestment of all dividends) from December 31, 2020 to December 31, 2025.
(5)    The peer group used by the Company consists of the companies used in the Company’s performance graph as required by Item 201(e) of Regulation S-K and reported in Part II, Item 5 of its annual report for the fiscal year ended December 31, 2025, namely, the S&P 500 IT Services Index.
(6)    Contract Value (“CV”) represents the dollar value attributable to all of our subscription-related contracts. It is calculated as the annualized value of contracts in effect at a specific point in time, without regard to the duration of the contract. CV primarily includes Insights deliverables for which revenue is recognized on a ratable basis and other deliverables (primarily conferences tickets) included with subscription-based Insights products for which revenue is recognized when the deliverable is utilized.

2026 Proxy Statement	52

Compensation Tables and Narrative Disclosures
Relationship Between “Compensation Actually Paid” and Performance
The following graphs provide a comparison of the Company’s five-year cumulative TSR with that of the peer group index, as well as comparisons of “compensation actually paid” as disclosed in the Pay Versus Performance Table with each of Company TSR, net income and CV (the Company-Selected Measure).

Company TSR vs. Peer Group TSR
Total Shareholder Return ($)
$400
$200
$0
2021
2022
2023
2024
2025
$209
$210
$282
$302
$158
$105
$85
$115
$129
$130
Company TSR
Peer Group TSR

Compensation Actually Paid vs. TSR
Compensation Actually Paid ($000's)
Total Shareholder Return ($)
80,000
40,000
0
$400
$200
$0
80,424
17,061
16,038
3,930
40,034
9,056
25,993
6,344
(7,030)
(570)
$209
$210
$282
$302
$158
2021
2022
2023
2024
2025
CAP to CEO
Avg CAP Non-PEO NEOs
Company TSR

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($000's)
Net Income ($MM's)
80,000
40,000
0
1,500
750
0
80,424
17,061
16,038
3,930
40,034
9,056
25,993
6,344
(7,030)
794
808
882
1,254
729
(570)
2021
2022
2023
2024
2025
CAP to CEO
Avg CAP Non-PEO NEOs
Net Income

Compensation Actually Paid vs. Contract Value
Compensation Actually Paid ($000's)
80,000
40,000
0
Contract Value* ($MMs)
6,000
3,000
0
80,424
17,061
16,038
3,930
40,034
9,056
25,993
6,344
(7,030)
(570)
4,247
4,660
4,839
5,262
5155
2021
2022
2023
2024
2025
CAP to CEO
Avg CAP Non-PEO NEOs
Contract Value

* Each year’s CV has been calculated using the foreign currency rates for such year.
Tabular List of Most Important Financial Performance Measures
The following provides a list of the financial performance measures that we believe are the most important financial performance measures used to link NEO compensation to company performance for the most recent fiscal year. For more information, see Compensation Discussion and Analysis.

Most Important Financial Performance Measures
Contract Value (CV)
Revenue
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

2026 Proxy Statement	53

Compensation Tables and Narrative Disclosures
Equity Compensation Plan Information
The following table provides information as of December 31, 2025 regarding the number of shares of our Common Stock that may be issued upon exercise of outstanding options, stock appreciation rights and other rights (including restricted stock units, performance stock units and common stock equivalents) awarded under our equity compensation plans (and, where applicable, related weighted average exercise price information), as well as shares available for future issuance under our equity compensation plans. All equity plans with outstanding awards or available shares have been approved by our stockholders.

Plan Category	Column A	Column B	Column C
	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (1)	Weighted Average Exercise Price of Outstanding Options and Rights ($) (1)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding shares in Column A) (2)
2003 Long – Term Incentive Plan	101,025	—	—
Gartner, Inc. Long – Term Incentive Plan	1,198,851	346.07	5,224,998
2011 Employee Stock Purchase Plan	—	—	3,013,405
Total (3)	1,299,876	346.07	8,238,403
(1)Includes 361,647 SARs, 829,650 PSUs (based on actual performance) and RSUs, and 108,579 CSEs. Because there is no exercise price associated with PSUs, RSUs or CSEs, these stock awards are not included in the weighted-average exercise price calculation presented in Column B. For SARs, includes the number of shares of Common Stock that would be issuable based on the difference between the closing price of our Common Stock on December 31, 2025 ($252.28) and the exercise price of in-the-money SARs as of that date.
(2)With respect to SARs, includes the number of shares of Common Stock that would be withheld for the exercise price of in-the-money SARs based on the closing price of our Common Stock on December 31, 2025 ($252.28).
(3)In addition, the Company has outstanding equity compensation awards that the Company assumed in the acquisition of CEB, Inc. (“CEB”). These awards were granted by CEB under its 2012 Stock Incentive Plan (the “CEB Plan”) in the period between 2012 to the closing of the acquisition by the Company and were converted into an adjusted number of Company shares. As of December 31, 2025, there were a total of 3,533 Company shares subject to assumed CEB restricted stock units. No additional restricted stock units, options or other awards have been granted under the CEB Plan since the closing of the acquisition and no new awards will be granted in the future under that plan.

2026 Proxy Statement	54

PROPOSAL TWO:
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to stockholder vote to approve the compensation of our NEOs (“say-on-pay”). At the 2023 annual meeting, the Board recommended and stockholders approved holding this advisory vote on an annual basis. Accordingly, you are being asked to vote on the following resolution at the 2026 Annual Meeting:
Resolved, that the compensation of Gartner’s Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved on an advisory basis.
The stockholder vote on this resolution is advisory only. However, the Compensation Committee and the Board will consider the voting results when making future executive compensation decisions.
In considering your vote, stockholders may wish to review with care the information on Gartner’s compensation policies and decisions regarding the NEOs presented in the CD&A on pages 27-38, including, in particular, the information concerning Company performance included in the Executive Summary on pages 27-30 and highlights of our Compensation Practices on pages 29-30.
In particular, stockholders should note that the Compensation Committee bases its executive compensation decisions on the following:

➣	the need to attract, motivate and retain highly talented, creative and entrepreneurial individuals in a highly competitive industry and marketplace;
➣
the need to motivate our executives to maximize the performance of our Company through pay-for-performance compensation components which have led executives to deliver strong performance for the past several years;

➣	comparability to the practices of peers in our industry and other comparable companies generally based upon available benchmarking data; and
➣	the alignment of our executive compensation programs with stockholder value through heavily weighted performance-based compensation elements.
As noted in the Executive Summary commencing on page 27, Gartner demonstrated resilience in 2025 despite multiple global disruptions. We believe this resilience is largely a result of the agility, focus and skill of our executive leadership team. The Board believes that Gartner’s executive compensation program has a proven record of effectively driving superior levels of financial performance, stockholder value, alignment of pay with performance, high ethical standards and attraction and retention of highly talented executives.
The Board of Directors has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board of Directors modifies its policy on the frequency of holding say-on-pay advisory votes, the next say-on-pay advisory vote following the 2026 Annual Meeting will occur in 2027.

VOTE RECOMMENDATION OF OUR BOARD: FOR	Our Board unanimously recommends that you vote FOR the foregoing resolution to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

2026 Proxy Statement	55

PROPOSAL THREE:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the 2026 fiscal year. Additional information concerning the Audit Committee and its activities with KPMG can be found in the Audit Committee Report and the Principal Accountant Fees and Services below.
The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Ratification by the stockholders of the appointment of KPMG is not required by law, the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG for stockholder ratification to ascertain stockholders’ views on the matter. Representatives of KPMG will attend the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
Principal Accountant Fees and Services
The following table presents fees for professional services rendered by KPMG for the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting during the years ended December 31, 2025 and 2024, and fees for other services rendered by KPMG during those periods:

Types of Fees	2024 ($)	2025 ($)
Audit Fees	7,287,900	6,948,300
Audit-Related Fees	95,294	29,965
Tax Fees	370,432	211,897
All Other Fees	7,906	6,000
Total Fees	7,761,532	7,196,162
Audit Fees
Audit fees relate to professional services rendered by KPMG for the audit of the Company’s annual consolidated financial statements contained in its Annual Report on Form 10-K, audit of internal controls over financial reporting, and the review of the Company’s quarterly financial statements contained in its Quarterly Reports on Form 10-Q, as well as work performed in connection with statutory and regulatory filings. The amounts noted above include reimbursement for direct out-of-pocket travel and other sundry expenses.
Audit-Related Fees
Audit-related fees relate to professional services for assurance and audit-related services performed for the Company or its subsidiaries but not directly related to the audits. Audit-Related fees include attestation or agreed upon procedures related to certain statutory requirements or local reporting requirements. In 2024, these fees also included a pre-implementation assessment over the Company’s enterprise resource planning software implementation.
Tax Fees
Tax fees relate to professional services rendered by KPMG for permissible tax compliance in international and domestic locations, tax advice, tax planning, and transfer pricing. These fees can vary significantly from year to year.
All Other Fees
This category of fees covers all fees for any permissible service not included in the above categories.
Pre-Approval Policies
The Audit Committee’s policy is to pre-approve all audit engagement fees and terms as well as all non-audit engagements performed by KPMG. These services may include domestic and international audit services, audit-related services, tax services and other services. At the beginning of each fiscal year, the Audit Committee pre-approves aggregate fee limits

2026 Proxy Statement	56

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm
for specific types of permissible services (e.g., domestic and international tax compliance and tax planning services; transfer pricing services, audit-related services and other permissible services) to allow management to engage KPMG expeditiously as needed when projects arise. At each regular quarterly meeting, KPMG and management report to the Audit Committee regarding the services for which the Company has engaged KPMG in the immediately preceding fiscal quarter in accordance with the pre-approved limits, and the related fees for such services as well as year-to-date cumulative fees for KPMG services. Pre-approved limits may be adjusted as necessary during the year, and the Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by KPMG in 2025 were pre-approved by the Audit Committee.
AUDIT COMMITTEE REPORT
Pursuant to its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has reviewed and discussed with management and with KPMG Gartner’s audited consolidated financial statements for the year ended December 31, 2025. The Audit Committee has discussed with KPMG the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG that firm’s independence.
Based on the review and discussions noted above, as well as discussions regarding Gartner’s internal control over financial reporting and discussions with Gartner’s internal audit function, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2025 be included in Gartner’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the Securities and Exchange Commission.
Audit Committee of the Board of Directors
José M. Gutiérrez
Peter E. Bisson
Edward P. Bousa
Richard J. Bressler

VOTE RECOMMENDATION OF OUR BOARD: FOR	Our Board unanimously recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.

2026 Proxy Statement	57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Based on our review of information on file with the SEC and our stock records, the following table provides certain information about beneficial ownership of shares of our Common Stock as of April 2, 2026 (including shares that will release or are or will become exercisable within 60 days following April 2, 2026) held by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent (5%) of our Common Stock; (ii) each of our directors; (iii) each NEO; and (iv) all directors, NEOs and other current executive officers as a group. Percentage computations are based on 67,510,191 shares of Common Stock outstanding on April 2, 2026. Unless otherwise indicated, the address for those listed below is c/o Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06902. The amounts shown do not include CSEs or RSUs that release upon termination of service as a director, or deferred CSEs or RSUs that will not release within 60 days. Since all stock appreciation rights (SARs) are stock-settled (i.e., shares are withheld for the payment of exercise price and taxes), the number of shares ultimately issued upon settlement will be less than the number of SARs exercised. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table directly own, and have sole voting and investment power with respect to, all shares of Common Stock shown as beneficially owned by them. To the Company’s knowledge, none of these shares has been pledged.

Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Peter E. Bisson	0	*
Edward P. Bousa (1)	507	*
Richard J. Bressler	11,871	*
Raul E. Cesan (2)(3)	108,296	*
Karen E. Dykstra (2)	17,551	*
Diana S. Ferguson	2,606	*
Anne Sutherland Fuchs (2)(4)	13,501	*
William O. Grabe (2)(5)	54,953	*
José M. Gutiérrez (2)	2,839	*
Stephen G. Pagliuca (2)	112,415	*
Daniela L. Rus (1)	507	*
Eileen M. Serra (6)	3,032	*
Eugene A. Hall (7)	1,219,897	1.8
Craig W. Safian (8)	92,253	*
Scott Hensel (9)	31,591	*
Thomas Kim (10)	7,236	*
Robin Kranich (11)	29,204	*
All current directors, executive officers as a group (24 persons) (12)	1,760,321	2.6
BlackRock, Inc. (13) 50 Hudson yards, New York, NY 10001	7,286,961	10.8
Baron Capital Group, Inc. (14) 767 Fifth Avenue, New York, NY 10153	4,322,113	6.4
Capital International Investors (15) 333 South Hope Street, 55th Fl, Los Angeles, CA 90071	4,085,852	6.1
The Vanguard Group (16) 100 Vanguard Blvd., Malvern, PA 19355	9,571,887	14.2
*    Less than 1%
(1)Includes 507 RSU shares that will release within 60 days.
(2)Includes 551 RSU shares that will release within 60 days.

2026 Proxy Statement	58

Security Ownership of Certain Beneficial Owners and Management
(3)Includes 30,000 shares held by a family foundation, 18,400 shares held by Family Trust #1 and 28,900 held by Family Trust #2, each as to which Mr. Cesan may be deemed a beneficial owner.
(4)Includes 4,644 shares held by a grantor retained annuity trust (GRAT). These shares are held in trust for the benefit of Ms. Fuchs and her children. Ms. Fuchs is the trustee of the GRAT.
(5)Includes 47,900 shares held by a grantor retained annuity trust (GRAT). These shares are held in trust for the benefit of Mr. Grabe and his children. Mr. Grabe is the trustee of the GRAT. Also includes 235 shares held by Family Trust #1, 235 shares held by Family Trust #2 and 1,410 shares held by Family Trust #3, each as to which Mr. Grabe may be deemed a beneficial owner. Includes 4,131 shares held by a family foundation.
(6)Includes 700 shares held by a family trust as to which Ms. Serra may be deemed a beneficial owner. Also includes 705 RSU shares that will release within 60 days.
(7)Includes 31,738 vested and exercisable stock appreciation rights (“SARs”).
(8)Includes 9,203 vested and exercisable SARs.
(9)Includes 5,605 vested and exercisable SARs.
(10)Includes 3,188 vested and exercisable SARs and 1,130 PSUs that will release within 60 days.
(11)Includes 5,606 vested and exercisable SARs.
(12)Includes 5,025 RSUs and 1,130 PSUs that will release within 60 days, and 70,139 SARs that are, or will become within 60 days, vested and exercisable.
(13)Beneficial ownership information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on July 17, 2025. As of June 30, 2025, BlackRock, Inc. has sole voting power over 6,636,209 shares and sole dispositive power over 7,286,961 shares.
(14)Beneficial ownership information is based on a Schedule 13G/A filed by Baron Capital Group, Inc., BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., Baron Capital Management, Inc., a subsidiary of Baron Capital Group, Inc., and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., with the SEC on November 14, 2025. As of September 30, 2025, BAMCO, Inc. has shared voting power of 3,823,989 shares and shared dispositive power of 3,900,500 shares. Baron Capital Group, Inc. has shared voting power of 4,245,602 shares and shared dispositive power of 4,322,113 shares. Baron Capital Management, Inc. has shared voting power and shared dispositive power of 421,613 shares. Mr. Baron has shared voting power of 4,245,602 shares and shared dispositive power of 4,322,113 shares.
(15)Beneficial ownership information is based on a Schedule 13G filed by Capital International Investors. with the SEC on February 13, 2026. As of December 31, 2025, Capital International Investors has sole voting power over 4,083,517 shares and sole dispositive power over 4,085,852 shares.
(16)Beneficial ownership information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on July 29, 2025. As of June 30, 2025, the Vanguard Group has shared voting power over 102,210 shares, sole dispositive power over 9,200,222 shares and shared dispositive power over 371,665 shares.
On March 26, 2026, The Vanguard Group filed Amendment No. 15 to Schedule 13G, indicating therein that, on “January 12, 2026, The Vanguard Group, Inc. went through an internal realignment. In accordance with SEC Release No. 34-39538 (January 12, 1998), certain subsidiaries or business divisions of subsidiaries of The Vanguard Group, Inc., that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc., will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc. in reliance on such release. These subsidiaries and/or business divisions pursue the same investment strategies as previously pursued by The Vanguard Group, Inc. prior to the realignment. Further in accordance with SEC Release No. 34-39538 (January 12, 1998), The Vanguard Group, Inc. no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions.” As of April 13, 2026, the most recent practicable date prior to the date of this Proxy Statement, no subsidiary or business division of The Vanguard Group, Inc. had reported its beneficial ownership of our Common Stock.
In addition to the shares shown in the table above, as of April 2, 2026, (1) the following Directors had CSE’s that release upon termination of service as a director: Mr. Bisson, 3,857; Mr. Bressler, 21,363; Mr. Cesan, 1,063; Ms. Dykstra, 508; Ms. Ferguson, 81; Ms. Fuchs, 29,577; Mr. Grabe, 47,197; Mr. Gutiérrez, 226; Mr. Pagliuca, 1,668; and Ms. Serra, 3,147, and

2026 Proxy Statement	59

Security Ownership of Certain Beneficial Owners and Management
(2) the following Directors had RSU’s that release upon termination of service as a director: Mr. Bisson, 9,986; Mr. Bressler, 13,261; Ms. Ferguson, 1,448; and Mr. Grabe, 4,340. See “Compensation of Directors” on pages 12-13 for a description of CSEs issued to directors.
TRANSACTIONS WITH RELATED PERSONS
We are a trusted advisor and an objective resource for over 13,000 enterprises in approximately 90 countries and territories— across every major function, geography, industry and sector. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of insight or consulting services with entities in which one of our directors, executive officers or a greater than 5% owner of our stock, or immediate family member of any of them, may also be a director, executive officer, partner or investor, or have some other direct or indirect interest. We will refer to these transactions generally as related party transactions.
The Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest and reviewing and approving related person transactions. The Audit Committee has adopted a written Related Person Transaction Policies and Procedures (the “RPT Policy”), which require the Audit Committee to review and approve transactions in which (i) the aggregate amount involved is or is expected to exceed $120,000, (ii) the Company or any of its subsidiaries is a participant, and (iii) any related person has a direct or indirect interest. Under the RPT Policy, related persons include (i) any person who is or was during the last fiscal year a director, executive officer, or any nominee for director, (ii) any person owning 5% or more of the Company’s Common Stock, and (iii) any immediate family members of such persons. Under the RPT Policy, the Audit Committee has pre-approved several categories of transactions with related persons. For transactions that are not pre-approved under the Policy, in reviewing and determining whether to approve related person transactions, the Audit Committee takes into account whether the transaction is available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and other factors as the Audit Committee deems appropriate. The Audit Committee will not approve any related person transaction if it determines it to be inconsistent with the interests of the Company and its stockholders.
In addition, the Company maintains a written conflict of interest policy, which is posted on our intranet. The conflict of interest policy prohibits all Gartner employees, including our executive officers, from engaging in any personal, business or professional activity which conflicts with or appears to conflict with their employment responsibilities and from maintaining financial interests in entities that could create an appearance of impropriety in their dealings with the Company. Additionally, the policy prohibits all Gartner employees from entering into agreements on behalf of Gartner with any outside entity if the employee knows that the entity is a related party to a Gartner employee; i.e., that the contract would confer a financial benefit, either directly or indirectly, on a Gartner employee or his or her relatives. All potential conflicts of interest involving Gartner employees must be reported to, and pre-approved by the Chief Legal Officer or their designee.
Since January 1, 2025, there were no related party transactions in which any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, had or will have a direct or indirect material interest.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of the reports they file. To assist with this reporting obligation, the Company prepares and files ownership reports on behalf of its executive officers and directors pursuant to powers of attorney issued by the executive officer or director to the Company. Based solely on our review of the filed reports made since January 1, 2025, or written representations from certain reporting persons, and except as previously reported, we believe that all such reporting persons filed the required reports on a timely basis under Section 16(a).

2026 Proxy Statement	60

PROXY AND VOTING INFORMATION
Information Concerning Proxy Materials and the Voting of Proxies
How can I participate in the 2026 Annual Stockholders’ Meeting?
To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/IT2026. Online check-in will be available approximately 15 minutes before the meeting starts. Stockholders of record as of the close of business on April 2, 2026, the Record Date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, and ask questions during the Annual Meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/IT2026, enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”), and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.
Stockholders may submit questions during the Annual Meeting. Questions may be submitted during the Annual Meeting at www.virtualshareholdermeeting.com/IT2026. The company will try to answer as many questions as possible during the time scheduled. Additional information regarding the question and answer process, including the types and number of questions permitted, and the time allotted for the question and answer session, will be available in the Annual Meeting rules of conduct and procedures, which will be posted at the virtual Annual Meeting website during the Annual Meeting.
Why is it Important to Vote?
Voting your shares is important to ensure that you have a say in the governance of the Company. Additionally, repeated failure to vote may subject your shares to risk of escheatment. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the future of Gartner.
Why Did You Receive a Notice Regarding Availability of Proxy Materials?
The Securities and Exchange Commission (“SEC”) rules allow companies to furnish proxy materials to their stockholders via the Internet. This “e-proxy” process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs and reducing the environmental impact of our annual meeting. Accordingly, on April 15, 2026, we mailed to our stockholders (other than those who previously have requested printed proxy materials) a Notice. If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access our proxy materials for the Annual Meeting on a website, how to request a printed copy of the proxy materials and how to vote your shares. We will mail printed copies of our proxy materials to those stockholders who have already elected to receive printed proxy materials.
If Your Shares Are Held in “Street Name,” How Are Your Shares Voted?
If you are the beneficial owner of shares (meaning that your shares are held in the name of a bank, brokerage or other nominee; i.e., “street name” accounts), you may receive a Notice from that firm containing instructions you must follow in order for your shares to be voted. Additionally, brokers are not permitted to vote on certain items, and may elect not to vote on any of the items, unless you provide voting instructions. A broker “non-vote” occurs when a nominee (such as a bank, broker or other nominee) holding shares for a beneficial owner does not vote on a particular item because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Broker non-votes will not be tabulated in determining whether any of the items presented at the Annual Meeting has obtained the requisite vote to be approved. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the proposals, even if you plan to attend the annual meeting.
If You Are the Holder of Record of Your Shares, How Are Your Shares Voted?
If you are the holder of record of your shares, you will either receive a Notice or printed proxy materials if you have already elected to receive printed materials. The Notice will contain instructions you must follow to vote your shares. If you

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received proxy materials in paper form, the materials include a proxy card instructing the holder of record how to vote the shares.
How Can You Get Electronic Access to Proxy Materials?
The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting online. Additionally, proxy materials are available on www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number(s) located on your Notice to access the proxy materials online.
How Can You Request Paper or Email Copies of Proxy Materials?
If you received a Notice by mail, you will not receive a printed copy of the proxy materials. If you want to receive paper or email copies of the proxy materials, you must request them. There is no charge for requesting a copy. To facilitate timely delivery, please follow the instructions included in the Notice.
How Can You Sign Up to Receive Future Proxy Materials Electronically?
You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail printed materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions below under How Can You Vote to vote using the Internet and vote your shares. After submitting your vote, follow the prompts to sign up for electronic delivery.
What is “Householding”?
We have adopted “householding” procedures that allow us to deliver proxy materials more cost-effectively. If you are a beneficial owner of shares and you and other residents at your mailing address share the same last name and also own shares of common stock in an account at the same bank, brokerage, or other nominee, your nominee delivered a single Notice or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Stockholders participating in householding continue to receive separate proxy cards and control numbers for voting electronically.
We will deliver promptly a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy was delivered. A stockholder who received a single Notice or set of proxy materials to a shared address may request a separate copy of the Notice or proxy materials be sent to him or her by contacting in writing to Broadridge Financial Solutions, Inc. (“Broadridge”), Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or calling 1-866-540-7095. If you would like to opt out of householding for future deliveries of proxy materials, please contact your broker, bank or other nominee.
Beneficial owners of shares who share an address and receive multiple copies of the proxy materials but want to receive only a single copy of these materials in the future should contact their bank, brokerage or other nominee and make this request.
Who Can Vote at the Annual Meeting?
Only stockholders of record at the close of business on April 2, 2026 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 67,510,191 shares of Common Stock outstanding and eligible to be voted. This amount does not include treasury shares which are not voted.

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How Can You Vote?
You may vote using one of the following methods:

Internet
You may vote on the Internet up until 11:59 PM Eastern Time on May 27, 2026 by going to the website for Internet voting on the Notice or your proxy card (www.proxyvote.com) and following the instructions on your screen. Have your Notice or proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.

Telephone
You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day and up until 11:59 PM Eastern Time on May 27, 2026, and following pre-recorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card.

Mail
If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, N.Y. 11717.

At the meeting	You may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/IT2026 and using your control number.
All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted for each proposal as our Board recommends.
How to Revoke Your Proxy or Change Your Vote
A later vote by any means will cancel an earlier vote. You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by giving written notice of revocation to: Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212; or submitting another timely proxy by the Internet, telephone or mail; or voting at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you may revoke your proxy or change your vote by contacting your bank, broker or other holder of record or by voting at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.
How Many Votes You Have
Each stockholder has one vote for each share of our Common Stock owned on the Record Date for all matters being voted on.
Quorum
A quorum is constituted by the presence, in person or by proxy, of holders of our Common Stock representing a majority of the number of shares of Common Stock entitled to vote. Abstentions and broker non-votes (described above) will be considered present to determine a quorum.

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Votes Required

Proposal		Vote Required
1	Election of each of the thirteen nominees to our Board of Directors	Majority of votes cast
2	Approval, on an advisory basis, of the compensation of our named executive officers	Majority of shares present and entitled to vote
3	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2026 fiscal year	Majority of shares present and entitled to vote
Proposal One: Each nominee must receive more “FOR” votes than “AGAINST” votes to be elected. Abstentions and broker non-votes will have no effect on the outcome of the election. Any nominee who fails to achieve this threshold is expected to tender his or her resignation from the Board pursuant to the Company’s majority vote standard.
Proposals Two and Three: The affirmative “FOR” vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve Proposal Two—the advisory (non-binding) approval of the Company’s executive compensation; and Proposal Three—the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. For Proposals Two and Three, abstentions have the same effect as “AGAINST” votes. Broker non-votes, if any, will have no effect on the outcome of these matters.
If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote on those matters for you. If for any reason any of the nominees is not available as a candidate for director at the Annual Meeting, the persons named as proxies will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors. As of the date of this Proxy Statement, we were unaware of any other matter to be raised at the Annual Meeting.
What Are the Recommendations of the Board?
The Board of Directors recommends that you vote:

Proposals		Board Recommendation
1	Election of each of the thirteen (13) nominees to our Board of Directors	☑	FOR EACH NOMINEE
2	Approval, on an advisory basis, of the compensation of our named executive officers	☑	FOR
3	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2026 fiscal year	☑	FOR
Who Is Distributing Proxy Materials and Bearing the Cost of the Solicitation?
This solicitation of proxies is being made by the Board of Directors and we will bear the entire cost of this solicitation, including costs associated with mailing the Notice and related Internet access to proxy materials, the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation material that we may provide to stockholders. Gartner will request brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others to solicit proxies from these persons and will pay the costs associated with such activities. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic mail and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services. We have also retained Georgeson LLC to assist with the solicitation of proxies at an anticipated cost of $9,000, plus expenses, which will be paid by the Company.
Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Form 8-K that will be filed with the SEC within four business days after the Annual Meeting, which will also be available on our investor relations website at https://investor.gartner.com.

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Who Can Answer Your Questions?
If you have questions about this Proxy Statement or the Annual Meeting, please contact our Investor Relations Department at investor.relations@gartner.com.
Stockholder Communications
Stockholders and other interested parties may communicate with any of our directors, including our Chairman of the Board or Lead Independent Director, or with non-management directors as a group, by writing to them c/o Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. 10212, Stamford, CT 06904-2212. All communications other than those which on their face are suspicious, inappropriate or illegible will be delivered to the director to whom they are addressed.
Available Information
Our website address is www.gartner.com. The investor relations section of our website is located at https://investor.gartner.com and contains, under the “Governance Overview” link, which can be found on the “Governance” tab, current electronic printable copies of our:

➣	CEO & CFO Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer, controller and other financial managers
➣	Code of Conduct, which applies to all Gartner officers, directors and employees
➣	Principles and Practices of the Board of Directors, the corporate governance principles that have been adopted by our Board
➣	Audit Committee Charter
➣	Compensation Committee Charter
➣	Governance Committee Charter
This information is also available in print to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.
Process for Submission of Stockholder Proposals for our 2027 Annual Meeting
The Company has adopted advance notice requirements related to stockholder business, including director nominations. These requirements (which include information required under Rule 14a-19) are contained in our Bylaws, which can be found at https://investor.gartner.com, under the “Governance Overview” link, which can be found on the “Governance” tab and are summarized below. This summary is qualified by reference to the full Bylaw provision.
Proposals for Inclusion in our Proxy Statement
To be considered for inclusion in the proxy statement and proxy card for the 2027 Annual Meeting, proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and stockholder director nominations pursuant to the proxy access provisions of the Bylaws must be submitted in writing to the Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212, and must be received no later than 6:00 p.m. Eastern Time, on December 16, 2026 and, in the case of a proxy access nomination, no earlier than 6:00 p.m. Eastern Time on November 16, 2026. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement, and they must comply with Rule 14a-8 and our Bylaws, respectively.
Other Proposals
If you are a stockholder of record and you want to nominate a director or introduce a proposal on other business at the 2027 Annual Meeting without having it included in our proxy materials, you must deliver written notice no earlier than the close of business (6:00 p.m. Eastern Time) on January 28, 2027 and no later than 6:00 p.m. Eastern Time on February 27, 2027; provided, however, that if the date of the 2027 Annual Meeting is more than 30 days before or after the anniversary date of this year’s Annual Meeting, then you must deliver your written notice no earlier than the close of business 120 days prior to the 2027 Annual Meeting and no later than the close of business 90 days prior to the 2027 Annual Meeting or the 10th day after the Company publicly announces the date of the 2027 Annual Meeting. The notice of such nomination or proposal must comply with the Bylaws.

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If you do not comply with all of the provisions of our advance notice requirements, then your proposal may not be brought before the 2027 Annual Meeting. All stockholder notices should be addressed to the Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.
Annual Report
A copy of our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 10-K”) has been filed with the Securities and Exchange Commission and is available at www.sec.gov. You may also obtain a copy at https://investor.gartner.com. A copy of the 2025 10-K is also contained in our 2025 Annual Report to Stockholders, which accompanies the printed version of this Proxy Statement. A copy of the 2025 10-K will be mailed, without charge, to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.
By Order of the Board of Directors
Thomas Kim
Executive Vice President, Chief Legal Officer & Secretary
Stamford, Connecticut
April 15, 2026

2026 Proxy Statement	66

Gartner®

GARTNER, INC.
ATTN: INVESTOR RELATIONS
56 TOP GALLANT ROAD
STAMFORD, CT 06902

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94834-P47157 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GARTNER, INC.

The Board of Directors recommends you vote FOR each nominee under Proposal 1.

1. Election of Directors to be elected for terms expiring in 2027:

Nominees:	For	Against	Abstain
1a. Peter E. Bisson	☐	☐	☐
1b. Edward P. Bousa	☐	☐	☐
1c. Richard J. Bressler	☐	☐	☐
1d. Raul E. Cesan	☐	☐	☐
1e. Karen E. Dykstra	☐	☐	☐
1f. Diana S. Ferguson	☐	☐	☐
1g. Anne Sutherland Fuchs	☐	☐	☐
1h. William O. Grabe	☐	☐	☐
1i. José M. Gutiérrez	☐	☐	☐
1j. Eugene A. Hall	☐	☐	☐
1k. Stephen G. Pagliuca	☐	☐	☐
1l. Daniela L. Rus	☐	☐	☐
1m. Eileen M. Serra	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2.

The Board of Directors recommends you vote FOR Proposal 3.

Please sign as name appears hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V94835-P47157

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF GARTNER, INC.

The undersigned hereby appoint(s) Eugene A. Hall, Craig W. Safian and Thomas S. Kim and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorize(s) them to represent and to vote as provided on the other side, all the shares of Gartner, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Gartner, Inc. to be held May 28, 2026, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL 1, FOR PROPOSAL 2 AND PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING (INCLUDING, IF APPLICABLE, ON ANY MATTER WHICH THE BOARD OF DIRECTORS DID NOT KNOW WOULD BE PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS BY A REASONABLE TIME BEFORE THE PROXY SOLICITATION WAS MADE OR FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED IN PROPOSAL 1 BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE).

(Continued and to be marked, dated and signed, on the other side)